                                                                   EXHIBIT 10-II

                                NO. 1 CONTINUOUS
                                GALVANIZING LINE
                            TURNKEY ENGINEERING AND
                             CONSTRUCTION CONTRACT



                                 BY AND BETWEEN

                          NATIONAL STEEL CORPORATION,
                              GREAT LAKES DIVISION

                                      AND

                          NKK STEEL ENGINEERING, INC.



                                     DATED


                                OCTOBER 23, 1998

                       NO. 1 CONTINUOUS GALVANIZING LINE
                 TURNKEY ENGINEERING AND CONSTRUCTION CONTRACT

     Made this 23rd day of October, 1998, by and between NATIONAL STEEL CORPORATION, Great Lakes Division, a Delaware corporation with its office at 4100 Edison Lakes Parkway, Mishawaka, Indiana 46545 ("NATIONAL"), and NKK STEEL ENGINEERING, INC., a Delaware corporation with its office at 910 Sheraton Drive, Suite 400, Mars, PA 16046-9414 ("CONTRACTOR").


                                    RECITALS
                                    --------

     A. NATIONAL desires to retain CONTRACTOR to provide the engineering, design, construction, installation, supply, supervision, execution and start-up of a complete and operable continuous galvanizing facility on an all-inclusive "turnkey" basis, as more specifically described in the CONTRACT DOCUMENTS (as that term is defined in Section 1.9).

     B. CONTRACTOR is willing to perform such work, pursuant to the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:


1.  DEFINITION OF TERMS:
    -------------------

     The following terms when used herein or in other CONTRACT DOCUMENTS shall have the following meanings unless the context clearly requires another meaning.

     1.1 "AFFILIATE" shall mean any PERSON directly or indirectly controlling, controlled by or under common control with any other PERSON.

     1.2 "AGREEMENT" shall mean this No. 1 Continuous Galvanizing Line Turnkey Engineering and Construction Contract, together with Exhibits A through V hereof, and any amendments hereto made pursuant to the terms hereof.

     1.3 "AN APPROVED EQUAL" or a similar expression as used in the SPECIFICATIONS or other CONTRACT DOCUMENTS is intended to give the CONTRACTOR the optional use of materials of other manufacturers than those specifically mentioned, but it shall be understood that such substitutions can be made only after the written consent of NATIONAL has been obtained.

     1.4 "AS SOLD SPECIFICATION" shall mean Contract Specification NKK-SE Job Number 425 IC-0140-P60-01 Rev. 2, together with the following documents which clarify and/or amend the foregoing: (i) minutes of meetings held October 5-8 to clarify such specifications; (ii) letter from Jim Gancarz to Yasuo Ise dated October 9, 1998; (iii) letter from Yasuo Ise to Jim Gancarz dated October 12, 1998; (iv) letter from Robert Gallagher to CONTRACTOR dated October 19, 1998.

     1.5 "CONFIDENTIAL INFORMATION" shall have the meaning set forth in Section 51 (CONFIDENTIALITY) hereof.

     1.6 "CONSTRUCTION EQUIPMENT" shall mean all plants, facilities, equipment, machinery, tools, apparatus, appliances or things of every kind required for the construction, completion and maintenance of the WORK and which are to be provided by the CONTRACTOR, but does not include EQUIPMENT, MATERIALS or other things forming part of the PLANT.

     1.7  "COST AUDIT" shall have the meaning set forth in Section 46 hereof.

     1.8 "CONTRACT" shall mean the PURCHASE ORDER, the AGREEMENT and all other CONTRACT DOCUMENTS.

     1.9 "CONTRACT DOCUMENTS" shall mean the CONTRACT, all applicable DRAWINGS and SPECIFICATIONS, the T&M AGREEMENT, and any other writings which are incorporated herein.

     1.10 "CONTRACT PRICE" shall have the meaning set forth in Section 5 (CONTRACT PRICE) below. The CONTRACT PRICE shall have four (4) components: (i) the CONTRACT PRICE - CONSTRUCTION COMPONENT - CIVIL AND BUILDING, (ii) the CONTRACT PRICE - CONSTRUCTION COMPONENT - EQUIPMENT INSTALLATION, (iii) the CONTRACT PRICE - EQUIPMENT COMPONENT, and (iv) the CONTRACT PRICE - COMMISSIONING COMPONENT. The four components are more specifically described in Exhibit C (CONTRACT PRICE BREAKDOWN).

     1.11 "CONTRACTOR" shall mean NKK Steel Engineering, Inc., a Delaware corporation with its office at 910 Sheraton Drive, Suite 400, Mars, PA 16046-9414.

     1.12 "CONTRACTOR AUTHORIZED PERSONNEL" shall have the meaning set forth in
Section 25 (SAFETY RULES) hereof.

     1.13 "COST" when used to identify CONTRACTOR's expenditures as chargeable to NATIONAL under the CONTRACT shall mean the net expenditure paid by the CONTRACTOR, recognizing offsets for any related credits or reductions, such as trade, chain and cash discounts, refunds, premium dividends or returns, final rate adjustments, reductions to recognize an approximated annualizing effect in the case of payroll taxes and like items involving annual dollar maximums, and other offsets implicit in the term "cost" as used in normal business transactions wherein it is not specifically defined.

     1.14 "DEEMED WARRANTY PERIOD" shall have the meaning set forth in Section
34.2 (WARRANTY AGAINST DEFECTIVE WORK) hereof.

     1.15 "DRAWINGS" shall mean all engineering, equipment or other drawings of every type, including, without limitation, preliminary design drawings, drawings included within or referred to in the SPECIFICATIONS, and all amendments and addenda thereto, and detailed construction drawings identified by the parties as being applicable to the CONTRACT.

     1.16 "ENVIRONMENTAL REQUIREMENTS" shall mean all GOVERNMENTAL REQUIREMENTS prohibiting, regulating or otherwise relating to environmental pollution and environmental control of any kind, including, but not limited to, oil pollution, air pollution, water pollution, land pollution, groundwater pollution, noise pollution, solid waste management and toxic substance control. Such requirements include, but are not limited to, GOVERNMENTAL REQUIREMENTS under the Federal Water Pollution Control Act; the Federal Clear Air Act; the Federal Resource Conservation & Recovery Act; the Federal Noise Control Act; the Federal Safe Drinking Water Act; the Federal Toxic Substances Control Act; the Comprehensive Environmental Response, Compensation and Liability Act; and the Federal Emergency Planning and Community Right to Know Act of 1986 (Title III of Superfund Amendments and Reauthorization Act of 1986); and any amendments thereto, and the state and local counterparts of all of such statutes.

     1.17 "EQUIPMENT" or "MATERIALS" shall mean equipment, machinery, apparatus, materials, articles and all other things to be provided and incorporated in the PLANT by the CONTRACTOR under the CONTRACT (including, but not limited to, the spare parts to be supplied by the CONTRACTOR under the CONTRACT), but does not include the CONSTRUCTION EQUIPMENT.

     1.18 "EXTRA WORK" shall have the meaning set forth in Exhibit B (EXTRA WORK PROCEDURES) attached hereto and made a part hereof.

     1.19 "FAILURE OF NATIONAL HOT RUN TEST CONDITIONS" shall have the meaning set forth in Section 15.1(iii) hereof.

     1.20 "FAILURE OF NATIONAL PERFORMANCE TEST CONDITIONS" shall have the meaning set forth in Section 15.1(v) hereof.

     1.21 "FORCE MAJEURE" shall mean any event beyond the reasonable control of NATIONAL or CONTRACTOR, as the case may be, including, but not limited to: Acts of God; wars; riots; fires; explosions; breakdowns or accidents (but as to fires, explosions, breakdowns or accidents, only to the extent caused by circumstances that are themselves FORCE MAJEURE); strikes; lockouts or other labor difficulties; lack or shortages of labor, materials, utilities, energy sources or transportation facilities (but only to the extent that such lack or shortage is caused by circumstances that are themselves FORCE MAJEURE).

     1.22 "GOODS" shall have the meaning given to it by Section 2-105 of the Uniform Commercial Code, as enacted in the State of Michigan.

     1.23 "GOVERNMENTAL REQUIREMENTS" shall mean all applicable federal, state and local statutes, laws, ordinances, codes, rules, regulations, standards, orders or other governmental requirements of any kind, and any present or future amendments thereto.

     1.24 "GREAT LAKES SPECIFICATION" shall mean NATIONAL's Specification GL-2816 dated February 16, 1998, as supplemented by addenda dated March 17, 1998, March 19, 1998 and March 26, 1998.

     1.25 "HOT RUN COMMENCEMENT" shall have the meaning set forth in Section 6.4 (LIQUIDATED DAMAGES FOR DELAY) hereof.

     1.26 "HOT RUN COMMENCEMENT DEADLINE" shall have the meaning set forth in
Section 6.4 (LIQUIDATED DAMAGES FOR DELAY) hereof.

     1.27 "INCORPORATED PATENT" shall have the meaning set forth in Section 21.2 (NATIONAL WARRANTY AGAINST INFRINGEMENT) hereof.

     1.28 "L/C" shall mean the irrevocable letter of credit described in Section
35.5 (RETAINAGE) hereof.

     1.29 "LOSSES" shall have the meaning set forth in Section 30.1 (INDEMNIFICATION BY CONTRACTOR) hereof.

     1.30 "NATIONAL" shall mean National Steel Corporation, Great Lakes Division, a Delaware corporation with its office at 4100 Edison Lakes Parkway, Mishawaka, Indiana 46545.

     1.31 "NATIONAL'S FAULT" shall have the meaning set forth in Section 30.1 (INDEMNIFICATION BY CONTRACTOR) hereof.

     1.32 "OCCUPATIONAL SAFETY AND HEALTH REQUIREMENTS" shall have the meaning set forth in Section 26 (OCCUPATIONAL SAFETY AND HEALTH) hereof.

     1.33 "PERSON" shall mean an individual, partnership, firm, corporation or other legal entity.

     1.34 "PLANT" shall mean the continuous galvanizing line facility which is described in the CONTRACT DOCUMENTS and which is to be constructed on the SITE by the CONTRACTOR pursuant to the CONTRACT.

     1.35 "PROGRESS EVALUATION PROCEDURE" shall mean the document attached hereto as Exhibit T to be used to report and track progress of construction items; provided, however, the parties acknowledge and agree that Exhibit T is preliminary and will be finalized and approved by NATIONAL prior to construction invoicing.

     1.36 "PROJECT" shall mean the parameters of the WORK to be performed on the SITE as set forth in the CONTRACT DOCUMENTS.

     1.37 "PURCHASE ORDER" shall mean the purchase order issued by NATIONAL for the performance of the WORK and any and all amendments and supplements thereto; provided, however, that any preprinted standard terms and conditions contained in or on the reverse side of such PURCHASE ORDER shall not be given effect, it being understood, however, that typewritten (whether manually or by computer) or handwritten provisions of the PURCHASE ORDER shall be considered a part of the CONTRACT.

     1.38 "RECORDS" shall have the meaning set forth in Section 46 (COST AUDIT) hereof.

     1.39 "RIGHT-TO-KNOW REQUIREMENTS" shall have the meaning set forth in
Section 27 (HAZARDOUS SUBSTANCES AND RIGHT-TO-KNOW) hereof.

     1.40 "SAFETY RULES" shall have the meaning set forth in Section 25 (SAFETY RULES) hereof.

     1.41 "SCOPE OF WORK" shall mean the scope of work to be performed under the CONTRACT as described in the SPECIFICATIONS and other CONTRACT DOCUMENTS.

     1.42 "SITE" shall mean any and all locations at NATIONAL's Great Lakes facilities located in Ecorse and River Rouge, Michigan, where the WORK, or any part thereof, is to be performed.

     1.43 "SPECIFICATIONS" shall mean (i) the GREAT LAKES SPECIFICATION, (ii) the AS SOLD SPECIFICATION, (iii) any Great Lakes Division Standard Specifications included in the GREAT LAKES SPECIFICATION, (iv) any other specifications related to the PROJECT agreed to by the parties, and (v) any subsequent addenda or amendments to the specifications referred to in clauses
(i) - (iv) which are agreed to by the parties.

     1.44 "SUBCONTRACT" shall mean any contract, express or implied, under which any SUBCONTRACTOR performs WORK.

     1.45 "SUBCONTRACTOR" shall mean any PERSON having a contract, express or implied, with the CONTRACTOR or with any SUBCONTRACTOR of any tier for any portion of the WORK, including any PERSON who erects, constructs, alters or repairs any part of the WORK, or furnishes labor, skill or superintendence in connection therewith, or supplies or hauls materials, fixtures, machinery or equipment therefor.

     1.46 "SUBSTANTIAL COMPLETION DEADLINE" shall have the meaning set forth in
Section 6.1 (SUBSTANTIAL COMPLETION DATE) hereof.

     1.47 "T&M AGREEMENT" shall mean NATIONAL's Time and Materials Agreement, Form NSX-T&M/5, dated July 1, 1982, included as a part of Exhibit B (EXTRA WORK PROCEDURES), attached hereto and made a part hereof.

     1.48 "TECHNICAL DATA" shall have the meaning set forth in Section 21 (PATENT RIGHTS AND INDEMNIFICATION; OWNERSHIP OF DRAWINGS) hereof.

     1.49 "TOXIC SUBSTANCE CONTROL REQUIREMENTS" shall have the meaning set forth in Section 28 (TOXIC SUBSTANCE CONTROL) hereof.

     1.50 "WORK" shall mean and shall include, unless otherwise specified, all supervision, labor and other services of any kind, materials, structural accessories, machinery, equipment, tools, facilities, other property of any kind, transportation, disposal, commissioning, training and other requirements for the performance of the CONTRACT.

2.  CONTRACTUAL RELATIONSHIP:

CONTRACTOR is an independent contractor and not an agent, servant, or representative of NATIONAL. CONTRACTOR shall have no authority to act for, legally bind or make representations on behalf of, NATIONAL. CONTRACTOR shall indemnify, defend and hold harmless NATIONAL from and against all liability, claims, damages and expenses arising out of or in connection with any unauthorized act, representation or misrepresentation by CONTRACTOR, its agents or employees.

3.  CONFLICT OF INTEREST:

     3.1 Absence of Improper Payment. CONTRACTOR represents that it has not directly or indirectly offered or given to any of NATIONAL's employees or representatives any gifts, favors or other form of consideration (except that of nominal value) in connection with the negotiation, award and/or performance of the CONTRACT. CONTRACTOR agrees that all of its officers, directors and employees will comply and will use its best efforts to ensure that its SUBCONTRACTORS will comply with the requirements and the intent of Exhibit A (NATIONAL STEEL CORPORATION CODE OF ETHICAL BUSINESS CONDUCT) attached hereto and made a part hereof. CONTRACTOR agrees that any request or solicitation of gifts or any other item of value by anyone representing NATIONAL is to be reported to the Director - Corporate Audit, at the following address or telephone number: 4100 Edison Lakes Parkway, Mishawaka, Indiana 46545-3440;
(219) 273-7416.

     3.2 Absence of Family Relationships. CONTRACTOR also represents that no direct family relationship exists between any PERSON in CONTRACTOR's organization and NATIONAL's organization which has affected or may affect the award or performance of the

CONTRACT, except as disclosed in accordance with the following sentence. CONTRACTOR agrees to report to NATIONAL the existence of any such relationship and to disqualify any of its employees from acting on CONTRACTOR's behalf if any question of preferential treatment regarding the award or performance of the CONTRACT might reasonably be attached to such family relationship. This provision shall be included in all SUBCONTRACTS in accordance with Section 4 (SUBCONTRACTS) hereof.

4.  SUBCONTRACTS:

     4.1 Approval of SUBCONTRACTS by NATIONAL. As a condition of the award of the CONTRACT, CONTRACTOR shall give written notice to NATIONAL of all WORK to be subcontracted and of the identity of all proposed SUBCONTRACTORS. Such notice shall be given within such time as shall allow NATIONAL a reasonable time to consider and agree upon each portion of the WORK to be subcontracted and the proposed SUBCONTRACTORS. If NATIONAL disapproves of the employment of a proposed SUBCONTRACTOR, it immediately shall notify the CONTRACTOR and CONTRACTOR shall not employ said SUBCONTRACTOR; provided, however, that the approval of NATIONAL shall not be required for any SUBCONTRACTORS listed on Exhibit S (APPROVED SUBCONTRACTORS) who are performing WORK of the type listed next to their respective names on said Exhibit S.

     4.2 Inclusion of Provisions in SUBCONTRACTS. CONTRACTOR shall include in all SUBCONTRACTS all provisions of the CONTRACT which in any way may be applicable to performance of the SUBCONTRACT including, without limitation, this provision and all other provisions intended for the protection of NATIONAL. To the extent applicable, the term "SUBCONTRACTOR" shall be substituted for the term "CONTRACTOR" and the term "CONTRACTOR" shall be substituted for the term "NATIONAL" in all provisions of the CONTRACT DOCUMENTS utilized in drawing up SUBCONTRACTS as provided above. NATIONAL shall have the right to require CONTRACTOR to terminate the employment of any SUBCONTRACTOR employed by CONTRACTOR in the event such SUBCONTRACTOR fails to perform its work in accordance with the requirements of the CONTRACT or otherwise for cause, and NATIONAL has notified CONTRACTOR of such failure or other cause of termination and the SUBCONTRACTOR has failed to cure such failure or other cause within thirty (30) days of CONTRACTOR's receipt of such notice; provided, however, that the giving of notice and the provision of a cure period shall not be required if NATIONAL reasonably determines that the SITE or its interests at the SITE would be materially and adversely affected by the continuation of such failure or other cause.

     4.3 CONTRACTOR Not Relieved. CONTRACTOR shall not be relieved of any responsibility or obligation under the CONTRACT by subcontracting any portion of the WORK.

     4.4 SUBCONTRACTORS Have No Rights Against NATIONAL. This CONTRACT is between NATIONAL and CONTRACTOR and creates no relationship, rights or liabilities, express or implied, including, without limitation, third-party beneficiary rights or liabilities, between NATIONAL and any SUBCONTRACTOR or any other PERSON. Any written or oral communications between NATIONAL and SUBCONTRACTORS to facilitate performance of the CONTRACT, or for any other reason, shall not be evidence of any such relationship, rights or liabilities.

5.  CONTRACT PRICE:

     5.1 Amount of CONTRACT PRICE. The total amount due CONTRACTOR for full and complete performance by CONTRACTOR of all the WORK, compliance with all the terms and conditions of this CONTRACT, and for CONTRACTOR's payment of all its obligations incurred in or applicable to performance of the WORK shall be One Hundred Thirty Eight Million Six Hundred Thousand Dollars ($138,600,000). (Said amount as increased or decreased by agreement of the parties or by Extra Work Authorizations is hereinafter referred to as the "CONTRACT PRICE"). The CONTRACT PRICE is a firm, all-inclusive, fixed "lump sum" price (subject, however, to increases or decreases pursuant to agreed upon change orders or Extra Work Authorizations), with no escalation, and includes all of CONTRACTOR's COSTS (including premium time and overtime, if any, to be paid by CONTRACTOR), overhead and profit as well as all applicable sales, use and other taxes; provided, however, that CONTRACTOR shall not be responsible for any income, franchise, capital stock or other similar taxes imposed upon NATIONAL or based upon the income of NATIONAL. The CONTRACT PRICE shall be paid in the manner specified in, and be subject to the provisions of, Section 35 (COMPENSATION AND PAYMENTS) below.

     5.2 CONTRACT PRICE Breakdown. The CONTRACT PRICE is broken down among its component parts as set forth in Exhibit C (CONTRACT PRICE BREAKDOWN) attached hereto.

6.  TIME OF PERFORMANCE:

     6.1 SUBSTANTIAL COMPLETION DEADLINE. CONTRACTOR shall substantially complete the WORK no later than twenty-two (22) months and one (1) week from the date of this CONTRACT (the "SUBSTANTIAL COMPLETION DEADLINE"). Substantial completion of the WORK shall be defined as the time that NATIONAL issues (or is deemed to have issued) the Certificate of Substantial Completion pursuant to
Section 15 (ACCEPTANCE OF THE WORK) hereof. Notwithstanding the attainment of substantial completion of the WORK, CONTRACTOR shall be obligated to prosecute the remainder of the WORK and the fulfillment of its remaining obligations hereunder with due diligence.

     6.2 Schedule Control and Construction Management. CONTRACTOR shall provide the following minimum schedule control and construction management functions as part of this CONTRACT, together with any additional such functions set forth in the SPECIFICATIONS:

     (i) Master Engineering Schedule: CONTRACTOR shall furnish a preliminary Master Engineering Schedule in Primavera or equivalent format for the entire PROJECT within thirty (30) days after the date of this CONTRACT, and shall furnish a final Master Summary Schedule within sixty (60) days after the date of this CONTRACT. This Master Summary Schedule shall show as a minimum the line items contained in Exhibit C (CONTRACT PRICE

BREAKDOWN). Upon mutual agreement and approval of this Master Summary Schedule by NATIONAL and CONTRACTOR, it, in combination with the General Construction Schedule described in subsection (ii) below, shall be used to control the WORK.

     (ii) General Construction Schedule: CONTRACTOR shall furnish a preliminary General Construction Schedule in Primavera or equivalent format within thirty (30) days after the date of this CONTRACT and a final General Construction Schedule within one hundred twenty (120) days after the date of this CONTRACT. Both the preliminary and final General Construction Schedule shall comply with all applicable requirements with respect thereto set forth in the SPECIFICATIONS, and be subject to NATIONAL's review and approval, which approval shall not be unreasonably withheld or denied. The General Construction Schedule shall be in sufficient detail to identify all construction activities and the critical paths of construction, all SUBCONTRACTORS and the activities each will perform, all engineering, all procurement and construction equipment requirements and the timetables therefor. The General Construction Schedule shall agree with and support the Master Engineering Schedule described in subparagraph (i) above. NATIONAL and CONTRACTOR shall work in good faith to resolve any disputes concerning the General Construction Schedule such that neither CONTRACTOR's schedule for performing and completing the WORK nor NATIONAL's production activities are interfered with in an unreasonable manner. If the performance of the General Construction Schedule is dependent upon a review, approval, interface or other response by NATIONAL, these activities and the timetables therefor will be identified in the General Construction Schedule.

     (iii) Construction Controls: CONTRACTOR shall furnish a resource curve showing the estimated man-days for construction activities distributed over the General Construction Schedule time scale. The estimated days shall state the shift basis and work week to be used. In addition, CONTRACTOR shall furnish a tabulation of the estimated man-days by craft by week that were used to develop the resource curve. These documents shall be furnished to NATIONAL at the same time as the General Construction Schedule is furnished to NATIONAL, and shall be subject to NATIONAL's review and approval. CONTRACTOR shall maintain records on a daily basis and shall furnish NATIONAL a report on a weekly basis of actual construction man-days by craft. CONTRACTOR shall furnish NATIONAL a report on a daily basis when available manpower is not sufficient to meet the schedule for performance of the WORK. CONTRACTOR shall hold weekly progress meetings with NATIONAL during the construction period. The frequency of these meetings shall be increased upon the request of NATIONAL.

     CONTRACTOR shall update the General Construction Schedule in a formal manner monthly but informally on a weekly or more frequent basis. If such update results in a change in critical paths in meeting any scheduled dates or in any other significant matter, the CONTRACTOR shall immediately notify NATIONAL in writing of such changes and its detailed plans for maintaining the overall schedules, including a revised resource curve if required, and obtain NATIONAL's approval thereof.

     CONTRACTOR shall produce weekly WORK assignment schedules from the General Construction Schedule by craft for each week, which schedules shall be furnished to NATIONAL on a weekly basis prior to the week covered by such schedules. When WORK is conducted on a more than one turn per day basis, CONTRACTOR shall provide an overlap of supervision and a coordination meeting at each change.

          (iv) Construction Management: CONTRACTOR shall provide all necessary labor, tools, equipment, material and supervision to provide all necessary construction management services. Construction management shall include, but not be limited to, the performance of the activities set forth in the SPECIFICATIONS and the performance of the following activities:

                (A) Provide a monthly project management report which shall include the following:

          (1) status of engineering, drawings, procurement, manufacturing, installation and testing;

          (2)   milestone status;

          (3) list of activities completed in prior month and a list to be completed in the next month;

          (4)   major issues to be resolved;

          (5) Master Engineering Schedule and General Construction Schedule update and status;

          (6)   updated monthly manning resource curve;

          (7)   Extra Work Authorization status and log; and

          (8)   "punch list" and warranty review, as applicable.

In the event that CONTRACTOR falls behind schedule in the performance of the WORK, CONTRACTOR will furnish NATIONAL with such additional and more frequent reports as NATIONAL may reasonably request.

                (B) Provide field survey parties to establish control points for layout of the WORK and to verify the accuracy of the WORK.

                (C) Provide necessary and applicable field inspection services and tests to verify the quantity, quality and fitness of the WORK and to assure compliance with the SPECIFICATIONS and other CONTRACT DOCUMENTS.

                (D) Provide evidence, immediately upon request of NATIONAL, that the WORK is progressing in accordance with the foregoing schedules, by means of a physical inspection and tour of the PROJECT, accompanied by a representative of NATIONAL, and by any other reasonable means.

          (v) Minutes of Meetings: CONTRACTOR is responsible for taking and distributing to the parties minutes of all meetings of the parties. Such minutes shall be prepared and distributed within five (5) business days after each such meeting occurring prior to on-SITE construction activities and within three (3) business days after each such meeting occurring thereafter.

          (vi) Incorporation of Schedules by Reference: The Master Engineering Schedule, General Construction Schedule and resource curve provided under this
Section 6.2, after approval by NATIONAL, together with such other scheduling documents as are required under the SPECIFICATIONS, shall become a part of and be incorporated in the CONTRACT.

     6.3 Time of Essence. Time is of the essence of the CONTRACT and all schedules and deadlines herein. All actions taken by the parties hereto (including, without limitation, all submissions, reviews and approvals) shall be taken to the end that the performance of the CONTRACT shall be prosecuted with due diligence. Notwithstanding the foregoing, if CONTRACTOR fails to adhere to any schedule or to meet any deadline set forth in the Milestone of Equipment Component and Milestone of Commissioning Component of Exhibit Q (Payment Milestone Schedule) and NATIONAL's No. 1 CGL Overall Schedule as set forth in the AS SOLD SPECIFICATIONS, then NATIONAL shall notify CONTRACTOR of such failure and provide to CONTRACTOR an amount of time to cure such failure as NATIONAL reasonably determines after discussing such failure and time to cure with CONTRACTOR. Nothing in this Section 6.3 shall be construed to alter CONTRACTOR's obligations to meet deadlines or to adhere to schedules pursuant to
Section 6.4 (LIQUIDATED DAMAGES FOR DELAY), Article 15 (ACCEPTANCE OF THE WORK) and Article 34 (RESPONSIBILITY FOR AND GUARANTEE OF WORK) hereof.

     6.4 Liquidated Damages for Delay. In the event that the HOT RUN COMMENCEMENT (as defined below) has not occurred within eighteen (18) months of the date of this CONTRACT (the "HOT RUN COMMENCEMENT DEADLINE"), CONTRACTOR agrees to pay to NATIONAL, for each and every calendar day of such delay following the HOT RUN COMMENCEMENT DEADLINE, an amount calculated in accordance with the following formula, which sum is hereby, in view of the difficulty of calculating the precise amount of damages which will be suffered by NATIONAL as a result of such delay, agreed upon by NATIONAL and CONTRACTOR as a reasonable estimate of the damages NATIONAL will suffer as a result of such delay, and not as a penalty.

         NUMBER OF DAYS LATE                LIQUIDATED DAMAGES PER DAY

                 0-7                                    0
          for each day after
          the 7th day                                 $90,000/day

For the purposes of this CONTRACT, the HOT RUN COMMENCEMENT shall occur on the date upon which the last of all of the following events have occurred, in accordance with the SPECIFICATIONS: (i) the Cold Run Test Completion Certificate has been issued by CONTRACTOR and cosigned by NATIONAL, and (ii) the PLANT has commenced hot running, meaning (A) the PLANT reasonably heats sheet product, (B) the PLANT applies zinc to such product, (C) such zinc reasonably adheres to the heated product, and (D) a minimum of one (1) wrap of zinc-coated product has been re-coiled at the tension reel.

Such liquidated damages hereunder shall accrue in the manner set forth above, but actual payment of such liquidated damages due for the period up to and including the SUBSTANTIAL COMPLETION DEADLINE shall be deferred until the SUBSTANTIAL COMPLETION DEADLINE, at which time the entire accrued amount shall be due and payable. The assessment of liquidated damages hereunder does not discharge CONTRACTOR from its duty to complete the WORK, to satisfy the performance warranties and to otherwise fulfill all of the requirements of this CONTRACT. The CONTRACTOR's maximum total liability for liquidated damages pursuant to this Section 6.4 shall be three percent (3%) of the CONTRACT PRICE.

7.   SCOPE OF WORK:

     7.1 "Turnkey" PROJECT. CONTRACTOR acknowledges and agrees that the WORK is to be performed on an all-inclusive "turnkey" basis and that CONTRACTOR is responsible for the engineering, design, construction, installation, supply, supervision, inspection and start-up and commissioning of the PLANT in accordance with the CONTRACT DOCUMENTS, except for those items specifically delineated in the SPECIFICATIONS as "Work by Owner".

     7.2 Performance According to SPECIFICATIONS. CONTRACTOR shall perform the WORK as specified by and in accordance with the SPECIFICATIONS and in accordance with the other requirements of the CONTRACT.

     7.3 All Items to be Provided by CONTRACTOR. CONTRACTOR shall supply and furnish at the SITE all items, including labor, materials, and equipment, necessary for the complete and satisfactory performance of the CONTRACT, except such items as NATIONAL furnishes in accordance with the SPECIFICATIONS or specifically agrees in writing to furnish to or for the use of CONTRACTOR.

     7.4  Demolition Component of the WORK.  Subject to the provisions of
Section 19 (REMOVAL OF DEBRIS AND WASTE MATERIAL) hereof, CONTRACTOR acknowledges and agrees that it shall be responsible for the demolition and off-site removal of any structures or facilities located at or on the SITE which interfere with the proper performance of the WORK, and that all of such activities are encompassed within the CONTRACT PRICE.

Such demolition (and the transportation and disposal of any demolition waste or debris) shall be performed in full compliance with all applicable GOVERNMENTAL REQUIREMENTS. All disposal material shall be listed on a written report setting forth the description of such material, its weight and method of disposal, which report shall be provided to NATIONAL. Title to all such materials to be disposed of shall remain with NATIONAL.

     7.5 Omission of Minor Details. The omission from the WORK plans, SPECIFICATIONS, DRAWINGS or other CONTRACT DOCUMENTS of minor details, being minor both in terms of price of materials and labor cost, which ordinarily form a part of first-class WORK of the type that is the subject matter of this CONTRACT shall not be a cause for extra work claims, but rather shall be included by the CONTRACTOR within the WORK, as if such details had been specifically mentioned in the CONTRACT DOCUMENTS.

     7.6 Change in GOVERNMENTAL REQUIREMENTS. CONTRACTOR acknowledges that the SCOPE OF WORK includes compliance with all GOVERNMENTAL REQUIREMENTS in effect as of the date hereof. In the event that there is a change in such GOVERNMENTAL REQUIREMENTS after the date hereof (which shall be deemed to include a binding and enforceable change in the interpretation of any GOVERNMENTAL REQUIREMENTS currently in effect by the governmental agency charged with the interpretation thereof, or by a court of law, but shall not be deemed to include any change in GOVERNMENTAL REQUIREMENTS for which there is a published notice of proposed change (e.g., a proposed regulation published in the Federal Register) publicly available as of September 4, 1998) applicable to the WORK hereunder, the SCOPE OF WORK hereunder shall be deemed modified in a manner so as to cause the WORK to comply with such changed GOVERNMENTAL REQUIREMENTS. To the extent that compliance with such change in GOVERNMENTAL REQUIREMENTS impacts the CONTRACT Schedule or the direct COST to CONTRACTOR of performing the WORK, CONTRACTOR shall be entitled to an adjustment in the CONTRACT Schedule and/or the CONTRACT PRICE in accordance with the provisions of
Section 11 (CHANGES) hereof; provided, however, that CONTRACTOR shall not be entitled to an adjustment in the CONTRACT PRICE (i) if the change in GOVERNMENTAL REQUIREMENTS does not directly impact the PLANT or the EQUIPMENT (i.e., the change must directly relate to the PLANT or the EQUIPMENT, as opposed to CONTRACTOR'S general costs of doing business or performing work) (e.g., a change in OSHA requirements that mandates the inclusion of additional safety equipment as part of the PLANT or EQUIPMENT would entitle CONTRACTOR to request an adjustment in the CONTRACT PRICE with respect to the extra COST thereof; a change in OSHA requirements that mandates that CONTRACTOR's employees wear special safety equipment (for example, respirators) would not serve as the basis for an adjustment to the CONTRACT PRICE); and (ii) unless the aggregate impact of all changes in GOVERNMENTAL REQUIREMENTS applicable to the WORK exceeds $25,000 (the first $25,000 being a "deductible").

8.   SITE, FACILITIES AND UTILITIES:

     8.1 SITE Inspection. CONTRACTOR shall be deemed to have examined the SITE and to have secured full knowledge of (i) all conditions under which the WORK is to be executed and completed, including, but not limited to, soil conditions, (ii) available roadway, rail and other approaches to the SITE, (iii) the space available for WORK areas, storage and temporary buildings including offices, and
(iv) the availability of roads, gates, docking facilities, unloading facilities and utilities, as applicable.

     8.2 Location of WORK. The CONTRACTOR shall be responsible for locating the WORK in accordance with property lines and elevations established in the CONTRACT DOCUMENTS, and for accuracy of building lines and levels. Before commencing the WORK, the CONTRACTOR shall verify grades, lines, levels and dimensions indicated and report errors or inconsistencies to NATIONAL. The CONTRACTOR shall not proceed until all errors and inconsistencies, if any, are corrected. Should the CONTRACTOR proceed before all such errors and inconsistencies are corrected, then, after the CONTRACT DOCUMENTS have been modified to eliminate such errors and inconsistencies, the CONTRACTOR shall be obligated, at the CONTRACTOR's own expense, to repair or remove and replace any portion of the WORK that does not conform to such modified CONTRACT DOCUMENTS.

     8.3 NATIONAL Information. CONTRACTOR agrees that NATIONAL cannot guarantee the accuracy and completeness of information (including, but not limited to, drawings, maps, surveys, reports, historical land usage and operations, results of previous SITE investigations and surface or subsurface conditions affecting the SITE) supplied by NATIONAL to CONTRACTOR, and CONTRACTOR acknowledges that, unless otherwise agreed by the parties, if CONTRACTOR has relied upon such information or data in the preparation of its proposal and/or in the performance of this CONTRACT without further verification by CONTRACTOR as to its accuracy or completeness, CONTRACTOR is doing so at its own risk. (i) Notwithstanding anything to the contrary in the immediately preceding sentence, following the discovery of an inaccuracy in such information supplied by NATIONAL as to underground utility lines and other underground utility facilities (unless CONTRACTOR knew or in the exercise of reasonable judgment should have known about such inaccuracies), and (ii) where NATIONAL and CONTRACTOR so agree following the discovery of any other inaccuracy in such information, CONTRACTOR shall be entitled to an equitable adjustment in the CONTRACT PRICE and/or time of performance, if applicable, to compensate CONTRACTOR for any direct costs or delays it incurs as a result of any inaccurate information supplied by NATIONAL. To the extent that CONTRACTOR reasonably believes that it needs additional information from NATIONAL in order to properly perform the WORK, it shall request such information in writing and NATIONAL shall supply such information if it is in NATIONAL's possession or control or can be obtained or created without undue delay or expense. Notwithstanding anything to the contrary contained in this Section 8.3, unless CONTRACTOR knows otherwise or in the exercise of reasonable judgment should know otherwise, CONTRACTOR shall be entitled to rely on any NATIONAL drawings provided to CONTRACTOR which depict the location of underground utility lines and other underground facilities. CONTRACTOR shall be responsible for any damage to such underground lines or underground facilities disclosed on NATIONAL'S drawings, or of which it knows or of which it should have known as described in the immediately preceding sentence, caused by it or any SUBCONTRACTOR during the course of the WORK.

     8.4 Use of SITE by Others. The SITE and approach facilities are to be used by CONTRACTOR with due regard for the requirements of NATIONAL and others permitted by NATIONAL to use same. If it becomes necessary to move the materials or facilities of CONTRACTOR, it shall be done upon request of NATIONAL at the expense of CONTRACTOR unless the request involves a movement from a previously approved area. NATIONAL may install and operate equipment and machinery or otherwise use and occupy the SITE during the progress of the WORK, provided that NATIONAL does not unreasonably interfere with the prosecution of the WORK under conditions originally contemplated.

     8.5 Temporary Items to be Provided by CONTRACTOR. Unless otherwise specified or agreed in writing, CONTRACTOR shall provide all temporary buildings, sanitary facilities and offices and shall arrange for temporary connections and lines for water, electricity, telephones, gas, compressed air, steam, heat and other similar services and utilities required for performance of the WORK. All such temporary services and utilities shall be secured by the CONTRACTOR from public utility companies and other sources at the expense of the CONTRACTOR, unless NATIONAL elects to furnish any such service or utility from its own facilities, free of charge, in which case the COST thereof shall be eliminated from the CONTRACT PRICE. CONTRACTOR shall make necessary connections to NATIONAL's lines at CONTRACTOR'S expense.

     8.6 Utility Failure. NATIONAL shall not be liable for damages and losses suffered by the CONTRACTOR or any SUBCONTRACTORS through the failure or interruption of any utilities and services furnished by NATIONAL; provided, however, that nothing set forth in this Section 8.6 shall prejudice CONTRACTOR's right to seek a CONTRACT PRICE adjustment or a schedule extension pursuant to
Section 16.5 (DELAYS CAUSED BY NATIONAL) hereof. NATIONAL shall attempt to restore such utility or service at the earliest possible time.

     8.7 Permanent Utilities. Whenever, during the course of the WORK, consumption of these utilities shall commence through connections and installations which are a permanent part of the WORK, such utilities, including steam, power and fuel for firing, testing and operating installed equipment and heating buildings, shall be furnished or arranged for by NATIONAL, at its expense.

     8.8 Removal of Temporary Items. Upon completion of the WORK, CONTRACTOR shall remove all temporary lines and shall, to NATIONAL's satisfaction, suitably plug off and terminate all temporary connections and shall leave the permanent lines in good and safe working condition. All temporary construction facilities, equipment, signs and other property of CONTRACTOR shall be removed by CONTRACTOR promptly upon completion of the WORK.

     8.9 Use of Local Roadways. To the extent that CONTRACTOR is making use of public roadways in connection with the WORK, CONTRACTOR shall ensure that its vehicles and the transportation activities conducted thereby comply fully with all applicable GOVERNMENTAL REQUIREMENTS, are not creating a nuisance to local residents and do not otherwise interfere with local traffic.

9.   APPROVAL OF DRAWINGS AND TECHNICAL DOCUMENTS:

     9.1 Approval by NATIONAL. CONTRACTOR shall submit to NATIONAL for approval all DRAWINGS (including, without limitation, all equipment drawings) as well as any other documents subject to review and approval by NATIONAL in accordance with the SPECIFICATIONS. Meetings for the review of such DRAWINGS and other documents shall be held at such times at NATIONAL's premises as are mutually convenient and agreeable to the parties. NATIONAL shall proceed with due diligence to review DRAWINGS submitted by CONTRACTOR. Unless otherwise set forth in the SPECIFICATIONS, NATIONAL shall review all such DRAWINGS and other documents and inform CONTRACTOR whether or not the same are approved within five
(5) business days after receipt thereof unless NATIONAL notifies CONTRACTOR that NATIONAL requires a longer period for review, in which event NATIONAL and CONTRACTOR shall discuss and mutually agree upon the need for and duration of such longer period. The request by NATIONAL for a longer period of time in which to review DRAWINGS shall not serve as grounds for a schedule extension (or an increase in the CONTRACT PRICE). NATIONAL shall be deemed to have approved the DRAWINGS if NATIONAL fails to comment or request an extension for the review of the DRAWINGS within such five (5) business days or mutually agreed upon longer period. CONTRACTOR shall have the right to proceed with the WORK related to the DRAWINGS after the approval or deemed approval of the DRAWINGS by NATIONAL. NATIONAL's approval shall be limited to determining that CONTRACTOR's DRAWINGS and other documents conform to the basic concept of the PROJECT and the CONTRACT DOCUMENTS and shall not be considered as being approval by NATIONAL of any specific design, dimension, calculation or any detail necessary for the PROJECT to be in compliance with the SPECIFICATIONS or other CONTRACT DOCUMENTS. In the event NATIONAL should inform CONTRACTOR that any of the DRAWINGS and other documents are not approved, NATIONAL will circle the unapproved portion(s) thereof and provide an explanation of the reasons for such disapproval, if requested by CONTRACTOR, whereupon CONTRACTOR shall correct the same.

     9.2 Submission In Sequence. In order for NATIONAL to timely review and approve the DRAWINGS and documents as set forth in this Section 9, CONTRACTOR shall submit such DRAWINGS and other documents in a properly sequenced manner, and CONTRACTOR shall not submit an unreasonably large number of such DRAWINGS and other documents at any one time.

     9.3 "As Built" Specification. As a condition to the issuance of the Certificate of Final Completion referred to in Section 15 (ACCEPTANCE OF THE
WORK) hereof, CONTRACTOR shall deliver to NATIONAL "as built" specifications which conform in all respects to the requirements set forth in the SPECIFICATIONS and elsewhere in the CONTRACT DOCUMENTS.

     9.4 Sealing of Drawings. In the event that the WORK necessitates the sealing of DRAWINGS or other documents by a duly licensed engineer or other professional or employee, CONTRACTOR shall be responsible for making such arrangements as are necessary to seal such DRAWINGS and documents at no additional cost to NATIONAL.

10.  CONTRACT DOCUMENTS AND PRIORITIES AND CONFLICTS:

The WORK shall be performed in accordance with all the requirements of the CONTRACT. In the event of any conflict or discrepancy among the CONTRACT DOCUMENTS, the following order of priority shall apply:

               (i)    this AGREEMENT;
               (ii)   the AS SOLD SPECIFICATION; and
               (iii)  the GREAT LAKES SPECIFICATION.

11.  CHANGES:

     11.1 Changes by NATIONAL. NATIONAL reserves the right, by written notice to CONTRACTOR, to correct any errors in any CONTRACT DOCUMENT and to make any changes in the DRAWINGS and SPECIFICATIONS and in the WORK. CONTRACTOR shall proceed with the WORK as changed immediately after receipt of said notice. If any such change causes an increase or decrease in the COST of performing the WORK or the time of performance and written notice of such increase or decrease is given by CONTRACTOR to NATIONAL, or by NATIONAL to CONTRACTOR, an equitable adjustment in the CONTRACT PRICE and/or the time of performance shall be made by NATIONAL in accordance with Exhibit B (EXTRA WORK PROCEDURES). Unless otherwise agreed by the parties and subject to the other provisions of the CONTRACT, NATIONAL shall not contract with third parties for the performance of material portions of the SCOPE OF WORK as set forth in the CONTRACT DOCUMENTS.

     11.2 No Compensation without EXTRA WORK Authorization. CONTRACTOR shall not be entitled to any compensation in addition to that specified in the CONTRACT for the performance of any EXTRA WORK, unless prior to the performance of such EXTRA WORK CONTRACTOR shall have received from NATIONAL a specific written authorization to perform such EXTRA WORK in accordance with Exhibit B (EXTRA WORK PROCEDURES).

     11.3 Delays. CONTRACTOR will be permitted a reasonable extension of time to complete the PROJECT due to changes in the SCOPE OF WORK by NATIONAL or corrections of the errors of NATIONAL. There shall be no adjustment of the time of performance or of the CONTRACT PRICE in the event of a delay caused by the need to correct an error of CONTRACTOR. CONTRACTOR shall advise NATIONAL in advance of the extent of any such delay prior to proceeding with any such changes and modifications.

     11.4 CONTRACTOR's Markup on EXTRA WORK. The parties agree that CONTRACTOR's markup on EXTRA WORK shall be fixed at ten percent (10%).

12.  CONTRACTOR'S PERSONNEL:

     12.1 Designation of Field Superintendent. CONTRACTOR shall designate a competent field superintendent(s) acceptable to NATIONAL who, on behalf of CONTRACTOR, shall have complete direct charge of all WORK in the field. CONTRACTOR shall advise NATIONAL in writing of the name, address and telephone number (day and night) of such individuals and of any changes thereto. One of said individuals shall be at the SITE or, if reasonably acceptable to NATIONAL, off-SITE but available to representatives of NATIONAL at all reasonable times.

     12.2 Continuity of CONTRACTOR Personnel. The parties acknowledge that in order to expedite the WORK and to maintain the quality of the WORK, it is desirable to maintain the continuity of the CONTRACTOR personnel working on the PROJECT. Accordingly, the PERSONS initially selected by CONTRACTOR to perform the WORK shall continue to perform their duties on the PROJECT for the term of the CONTRACT unless (i) NATIONAL has requested the removal of such PERSON with respect to the performance of WORK, (ii) such PERSON has quit, retired, been terminated, become incapacitated or is otherwise unable to perform his duties,
(iii) such PERSON is reasonably determined by CONTRACTOR to be not performing his duties in a satisfactory manner, or (iv) such PERSON can be substituted for without interruption or delay in the performance of the WORK and such PERSON is not one of CONTRACTOR's key personnel as reasonably determined by CONTRACTOR. CONTRACTOR shall provide notice to NATIONAL as soon as practicable in advance of any change of the key personnel identified pursuant to the provisions of this
Section 12, or otherwise.

     12.3 Attendance at Meetings. CONTRACTOR's field superintendent and such other persons reasonably designated by NATIONAL shall be available and shall attend such meetings as are called by NATIONAL at no additional expense to NATIONAL.

13.  WORK QUALITY, STANDARDS; INSPECTION AND REJECTION:

     13.1 WORK Quality and Inspection. All WORK to be furnished or performed under this CONTRACT shall conform to the standards applicable to such WORK in the business or industry in which CONTRACTOR is engaged and shall incorporate the best professional practices. All materials and workmanship furnished or performed by CONTRACTOR shall be subject to final inspection, tests and acceptance by NATIONAL upon completion of the WORK, whether or not previously paid for by NATIONAL. At any and all proper times during manufacture or performance of the WORK, all materials and workmanship furnished or performed by the CONTRACTOR shall be subject to inspection, tests and approval by inspectors of NATIONAL at any and all places where such manufacture or performance shall be carried on; provided, however, that failure of such inspectors to make inspection or tests or to discover defective workmanship or material shall not prejudice any rights of NATIONAL, including the right to final inspection and test. If facilities of NATIONAL are not available, and unless otherwise contemplated by the CONTRACT DOCUMENTS, CONTRACTOR shall furnish, at NATIONAL's expense, such facilities as may be necessary for the making of such inspection and test.

     13.2 Quality Control Plan. No later than thirty (30) days after the execution of this CONTRACT, CONTRACTOR shall submit its Quality Assurance/Quality Control Plan to NATIONAL for approval. CONTRACTOR's Plan shall require and demonstrate compliance with the requirements of the CONTRACT prior to final acceptance and payment. CONTRACTOR shall comply fully with all requirements of its Quality Assurance/Quality Control Plan.

     Any condition threatening to adversely affect quality assurance and control of the PROJECT and its performance hereunder shall be immediately brought to the attention of NATIONAL. Additionally, CONTRACTOR will immediately notify NATIONAL if it becomes aware of any pending or threatened governmental or third party action relating to (i) the WORK performed hereunder, (ii) the status of any of NATIONAL's permits or licenses related to the SITE or the WORK, or (iii) a violation or alleged violation of GOVERNMENTAL REQUIREMENTS.

     13.3 Non-Conforming WORK. If upon any such inspection or test, any MATERIAL, EQUIPMENT or WORK shall be found to be defective or not to conform to CONTRACT requirements, then the applicable MATERIAL, EQUIPMENT or WORK shall be promptly rejected and the CONTRACTOR shall be notified thereof. Such notice by NATIONAL's authorized representatives will be in writing. CONTRACTOR, at its own expense, shall promptly correct such WORK which does not conform to CONTRACT requirements by making the same conform thereto and shall promptly replace any MATERIAL or EQUIPMENT which does not conform to CONTRACT requirements and any MATERIAL or EQUIPMENT which may have been consequently damaged as a result of said nonconformity, unless such defect or nonconformity is caused by NATIONAL, in which case such correction or replacement shall be at the expense of NATIONAL. If CONTRACTOR shall fail to replace or correct any such MATERIAL, EQUIPMENT or WORK promptly, NATIONAL, at its option, may replace or correct the same and all costs and expenses of NATIONAL in connection therewith shall be borne by CONTRACTOR and may be deducted from any amounts due CONTRACTOR hereunder.

     13.4 Industry Standards. Unless otherwise stated, all EQUIPMENT, MATERIAL and other WORK designed and/or furnished hereunder will comply with industry standards which, including but not limited to those listed below and elsewhere in the CONTRACT DOCUMENTS, may be applicable thereto:

               Standards of the American Institute of Electrical Engineers,

               Standards of the American Society of Testing and Materials (ASTM Standards),

               Standards of the American Society of Mechanical Engineers,

               Standards of the American National Standards Institute,

               Standards of the American Institute of Steel Construction,

               Standards of the Institute of Electrical and Electronic
               Engineers,

               Standards of the American Concrete Institute,

               Standards issued under the Occupational Safety and Health Act, and any other similar standards which may be applicable.

     In case of conflict between any applicable standards, NATIONAL shall determine which standards shall govern; provided, however, in no event shall CONTRACTOR be excused from compliance with the Occupational Safety and Health Act and Standards, as provided in Section 25 (SAFETY RULES) below.

14.  REMOVAL OF UNFIT WORK:

     14.1 Rejected WORK. Without prejudice to NATIONAL's other rights and legal remedies, CONTRACTOR shall without delay take down all completed or partially completed WORK and remove from the premises all MATERIALS or EQUIPMENT (worked or unworked) properly rejected by NATIONAL for failure to comply with DRAWINGS, SPECIFICATIONS or any other requirements of the CONTRACT, or condemned by a duly authorized public official for failure to conform to GOVERNMENTAL REQUIREMENTS. It is understood, however, that NATIONAL may elect to permit WORK to remain and MATERIALS or EQUIPMENT to be used after agreement by CONTRACTOR to an equitable reduction in the CONTRACT PRICE.

     14.2 Replacement of WORK. MATERIALS, EQUIPMENT and WORK so rejected or condemned shall be replaced and re-executed in accordance with the CONTRACT without delay, and the cost thereof, together with the cost of making good other WORK damaged by removal of unfit portions, shall be borne by the CONTRACTOR. No extension of time will be allowed for such correcting of faulty MATERIALS, EQUIPMENT or WORK unless the same is due to the fault of NATIONAL.


15.  ACCEPTANCE OF THE WORK:

     15.1 Testing and Acceptance Procedures. Acceptance of the WORK shall be subject to the staged procedure set forth below:

          (i) Promptly upon completion of all design, engineering, manufacturing, mechanical and structural construction and installation of the PLANT, such that the PLANT is functionally completed, and the start-up, commissioning and testing process is ready to begin, CONTRACTOR shall deliver to NATIONAL two (2) copies of the Installation Completion Certificate, certifying such completion, in the form attached hereto as Exhibit D (INSTALLATION COMPLETION CERTIFICATE). NATIONAL shall then have ten (10) calendar days after its receipt of the Installation Completion Certificate to inspect and review

CONTRACTOR's WORK. During review and inspection by NATIONAL, CONTRACTOR may proceed with commissioning work. If NATIONAL agrees that the criteria for installation completion (as set forth in the SPECIFICATIONS and elsewhere in the CONTRACT DOCUMENTS) have been satisfied, NATIONAL shall countersign the Installation Completion Certificate within such ten (10) calendar day period and deliver a signed original to CONTRACTOR. In the event that NATIONAL does not agree that the criteria for issuance of the Installation Completion Certificate have been fulfilled, NATIONAL shall provide CONTRACTOR with a list of those deficiencies and/or defects in the WORK which prevent NATIONAL's sign-off on the Installation Completion Certificate within such ten (10) calendar day period. CONTRACTOR shall promptly correct such deficiencies and/or defects and, upon the completion of such corrective action, will reissue the Installation Completion Certificate to NATIONAL, in which event the procedures set forth above shall once again apply. If NATIONAL fails to either countersign and deliver the Installation Completion Certificate or to deliver its list of deficiencies and defects within the aforementioned ten (10) calendar day period, the Installation Completion Certificate shall be deemed to have been countersigned by NATIONAL as of the expiration of the ten (10) calendar day period.

          (ii) Upon delivery by NATIONAL of the executed Installation Completion Certificate, the commissioning process shall promptly begin. The commissioning process shall consist of a No Load Test, a Cold Run Test, a Hot Run Test and a Performance Test, the criteria, timing, deadlines and procedures for which are set forth in the SPECIFICATIONS and elsewhere in the CONTRACT DOCUMENTS. The satisfactory completion of the No Load Test will be evidenced by the delivery by CONTRACTOR and countersignature by NATIONAL of a No Load Test Completion Certificate in the form attached hereto as Exhibit E (NO LOAD TEST COMPLETION CERTIFICATE). The satisfactory completion of the Cold Run Test shall be evidenced by the delivery by CONTRACTOR and countersignature by NATIONAL of a Cold Run Test Completion Certificate in the form attached hereto as Exhibit F (COLD RUN TEST COMPLETION CERTIFICATE). The satisfactory completion of the Hot Run Test shall be evidenced by the delivery by CONTRACTOR and the countersignature or deemed approval, as applicable, of the Provisional Acceptance Certificate in the form attached hereto as Exhibit G. (PROVISIONAL ACCEPTANCE CERTIFICATE) Subject to the provisions of Section 15.1 (iii) hereof, the procedures for the issuance of the aforementioned Certificates shall be the same as those set forth with respect to the Installation Completion Certificate in subsection (i) above. During the commissioning process, NATIONAL shall supply the coils specified in the SPECIFICATIONS for the performance of the Cold Run, Hot Run and Performance Tests, as well as operating and maintenance personnel and materials as delineated in the SPECIFICATIONS.

          (iii) Subject to the other provisions of the CONTRACT, if CONTRACTOR is ready, willing and able to perform its responsibilities with respect to the Hot Run Test and the Installation Completion, No Load Test and Cold Run Test Certificates have been issued (or deemed issued, if applicable) by and at the times specified in the SPECIFICATIONS and elsewhere in the CONTRACT DOCUMENTS and NATIONAL fails to perform its obligations with respect to such Hot Run Test (as provided in the CONTRACT DOCUMENTS), and as a result, the Hot Run Test is prevented from being completed prior to that date which is eight (8) months from the date on which CONTRACTOR first notifies NATIONAL that CONTRACTOR is ready, willing and able to perform its responsibilities with respect to the Hot Run Test (such failure on the part of NATIONAL being hereinafter referred to as a "FAILURE OF NATIONAL HOT RUN TEST CONDITIONS,") then (A) the Hot Run Test shall be deemed to have been performed successfully, and the Provisional Acceptance Certificate shall be deemed to have been issued by NATIONAL, (B) any milestones for payment scheduled during such eight (8) month period shall be deemed to have been met by CONTRACTOR, and (C) NATIONAL shall make such payments to CONTRACTOR as are associated with such milestones. No such acceptance and issuance of the Provisional Acceptance Certificate shall be deemed to have occurred pursuant to the provisions of this Section 15.1(iii) unless (X) CONTRACTOR shall have given to NATIONAL timely notice(s) that a FAILURE OF NATIONAL HOT RUN TEST CONDITIONS is preventing CONTRACTOR from performing the Hot Run Test, which notice shall set forth in detail the specific basis for CONTRACTOR's belief that the delay is being caused by a FAILURE OF NATIONAL HOT RUN TEST CONDITIONS, and (Y) no act or omission of CONTRACTOR or any SUBCONTRACTOR prevents the performance of such Hot Run Test. CONTRACTOR shall provide the aforementioned notice(s) within thirty (30) days after the beginning of such delay by NATIONAL. No such acceptance and issuance of the Provisional Acceptance Certificate shall be deemed to have occurred and no such milestone payments shall be required to be made if there is a dispute between NATIONAL and CONTRACTOR with regard to either CONTRACTOR's assertion that the delay is caused by a FAILURE OF NATIONAL HOT RUN TEST CONDITIONS or with respect to the quality of the WORK or the conformity of the WORK to the CONTRACT DOCUMENTS; provided, however, that in the event of any such dispute, if it is ultimately determined that there was a FAILURE OF NATIONAL HOT RUN TEST CONDITIONS, the issuance of the Provisional Acceptance Certificate shall be deemed to have occurred retroactive to the time that such Certificate should have been issued but for the FAILURE OF NATIONAL HOT RUN TEST CONDITIONS.

          (iv) After delivery or deemed delivery, as applicable, by NATIONAL of the Provisional Acceptance Certificate, Performance Tests as set forth in the SPECIFICATIONS and other CONTRACT DOCUMENTS shall be performed within the time periods specified therein. Upon satisfactory completion or deemed completion, as applicable, of such performance tests (as determined by subsection (v) below), CONTRACTOR shall issue to NATIONAL a Certificate of Substantial Completion in the form attached hereto as Exhibit H (CERTIFICATE OF SUBSTANTIAL COMPLETION), together with a comprehensive list of "punch list" items to be completed or corrected prior to final completion of the WORK by CONTRACTOR and final acceptance by NATIONAL. Subject to the provisions of Section 15.1(v) hereof, procedures for the issuance of the Certificate of Substantial Completion shall be the same as those set forth with respect to the Installation Completion Certificate in subsection (i) above.

          (v) Subject to the other provisions of the CONTRACT, if CONTRACTOR is ready, willing and able to perform its responsibilities with respect to the Performance Tests and the Installation Completion, No Load Test, Cold Run Test and Provisional Acceptance Certificates have been issued (or deemed issued, if applicable) by and at the times specified in the SPECIFICATIONS and elsewhere in the CONTRACT DOCUMENTS and NATIONAL fails to perform its obligations with respect to such Performance Tests (as provided in the CONTRACT DOCUMENTS) and, as a result, the Performance Tests are prevented from being completed prior to that date which is four and one half (4 1/2) months from the date on which CONTRACTOR first notifies NATIONAL that CONTRACTOR is ready, willing and able to perform its responsibilities with respect to the Performance Tests (such failure on the part of NATIONAL being hereinafter referred to as a "FAILURE OF NATIONAL PERFORMANCE TEST CONDITIONS,") then (A) the Performance Tests shall be deemed to have been performed successfully and the Certificate of Substantial Completion shall be deemed to have been issued by NATIONAL, (B) any milestones for payment scheduled during such period shall be deemed to have been met by CONTRACTOR, and (C) NATIONAL shall make such payments to CONTRACTOR as are associated with such milestones. No such acceptance and issuance of the Certificate of Substantial Completion shall be deemed to have occurred pursuant to the provisions of this Section 15.1(v) unless (X) CONTRACTOR shall have given to NATIONAL timely notice(s) that a FAILURE OF NATIONAL PERFORMANCE TEST CONDITIONS is preventing CONTRACTOR from performing the Performance Tests, which notice shall set forth in detail the specific basis for CONTRACTOR's belief that the delay is being caused by a FAILURE OF NATIONAL PERFORMANCE TEST CONDITIONS, and (Y) no act or omission of CONTRACTOR or any SUBCONTRACTOR prevents the performance of such Performance Tests. CONTRACTOR shall provide the aforementioned notice(s) within thirty (30) days after the beginning of such delay by NATIONAL. No such acceptance and issuance of the Certificate of Substantial Completion shall be deemed to have occurred and no such milestone payments shall be required to be made if there is a dispute between NATIONAL and CONTRACTOR with regard to either CONTRACTOR's assertion that the delay is caused by a FAILURE OF NATIONAL PERFORMANCE TEST CONDITIONS, or with respect to the quality of the performance of the WORK or the conformity of the WORK to the CONTRACT DOCUMENTS; provided, however, that in the event of any such dispute, if it is ultimately determined that there was a FAILURE OF NATIONAL PERFORMANCE TEST CONDITIONS, the issuance of the Certificate of Substantial Completion shall be deemed to have occurred retroactive to the time that such Certificate should have been issued but for the FAILURE OF NATIONAL PERFORMANCE TEST CONDITIONS.

          (vi) Notwithstanding any completion or deemed completion of the Performance Tests or issuance or deemed issuance of the Certificate of Substantial Completion, CONTRACTOR agrees that it shall diligently proceed to complete all remaining portions of the WORK, including, without limitation, all "punch list" items. The following criteria must also be satisfied prior to the issuance of the Final Completion Certificate (which Final Completion Certificate shall be in the form of Exhibit I (FINAL COMPLETION CERTIFICATE) attached hereto and made a part hereof) and satisfaction must be so certified by CONTRACTOR at the time it submits the Final Completion Certificate to NATIONAL: (A) completion of all "punch list" items with respect to the WORK; (B) delivery of all lien waivers and releases required in accordance with Section 20 (LIENS AND CLAIMS) hereunder; (C) delivery of "as built" specifications and other drawings required by the CONTRACT DOCUMENTS, and (D) fulfillment of all other requirements of the CONTRACT that are required to be fulfilled at or prior to the completion of the WORK. Upon satisfaction of the conditions set forth in this subsection (vi), NATIONAL shall countersign the Final Completion Certificate and release the hold back portion of the CONTRACT PRICE.

16.  FORCE MAJEURE; EXTENSION OF TIME - CONTRACTOR'S WAIVER OF DAMAGES FOR
     DELAY:

     16.1  FORCE MAJEURE.

          (i) If either party is prevented, hindered or delayed from performing any of its obligations under the CONTRACT by an event of FORCE MAJEURE, then the party affected by such FORCE MAJEURE shall be excused from the performance of its obligations under the CONTRACT for so long as such event of FORCE MAJEURE continues and to the extent that such party's performance is prevented, hindered or delayed, including such time as is necessary to recommence performance.

          (ii) The party or parties affected by the event of FORCE MAJEURE shall use reasonable efforts to mitigate the effect thereof upon its or their performance of the CONTRACT and to fulfill its or their obligations under the CONTRACT.

          (iii) No delay or non-performance by either party hereto caused by the occurrence of any event of FORCE MAJEURE shall constitute a default or breach of the CONTRACT, if and to the extent that such delay or non-performance is caused by the occurrence of an event of FORCE MAJEURE.

     16.2 Notice of Delay. The party affected by an event of FORCE MAJEURE shall give the other party prompt written notice of such event and of the cause and anticipated extent thereof. The affected party shall also promptly give the other party written notice of the cessation and actual extent of such delay. If CONTRACTOR is affected by an event of FORCE MAJEURE, NATIONAL shall reasonably determine which portion of the delay, if any, was excusable hereunder and shall grant CONTRACTOR a written extension of time equal thereto.

     16.3 Failure to Notify. To the extent that the failure of CONTRACTOR to give either or both such written notices to NATIONAL prejudices NATIONAL, such failure(s) shall be sufficient reason for denial of an extension of time by NATIONAL; provided, however, that if CONTRACTOR can cure or remove such prejudice to NATIONAL's reasonable satisfaction, then such denial of an extension shall be rescinded.

     16.4 Sole Remedy. The extension of time provided hereunder shall be the sole remedy of CONTRACTOR for any delay caused by an event of FORCE MAJEURE, and CONTRACTOR expressly waives any and all claims for damages or other rights which it may have against NATIONAL in the event of any delay caused by an event of FORCE MAJEURE.

     16.5 Delays Caused by NATIONAL. If, due to the fault of NATIONAL, CONTRACTOR is delayed from performing the WORK other than as a result of an event of FORCE MAJEURE, then CONTRACTOR shall be entitled to recover from NATIONAL, as

CONTRACTOR'S sole remedy (other than an extension of the CONTRACT Schedule, if applicable), CONTRACTOR's additional reasonable direct COSTS incurred as a result of such delay caused by NATIONAL'S fault.

     16.6 Make-Up of Lost Time. In the event of any delay hereunder, CONTRACTOR shall use reasonable efforts to modify its scheduling and performance of the WORK (without charge to NATIONAL, except as provided in Section 16.5 (DELAYS CAUSED BY NATIONAL) hereof) so as to make up for lost time.

     16.7 Extension of Time Without Prejudice. Grant of an extension of time by NATIONAL shall not prejudice any of NATIONAL's other rights under the CONTRACT or for breach thereof.

     16.8 Delays Greater Than 120 Days. If performance of the WORK is delayed by an event of FORCE MAJEURE for a continuous period of one hundred and twenty (120) days, the parties shall engage in good faith discussions to determine what, if any, changes to the CONTRACT are appropriate; provided, however, that, to the extent not prevented from doing so by such event of FORCE MAJEURE, and (subject to the provisions of Section 17.4 (NO WORK STOPPAGE DUE TO DISPUTES) below) payments to CONTRACTOR are paid when due hereunder, CONTRACTOR shall continue with performance of the WORK while such discussions are ongoing, and even if the results of such discussions are not satisfactory to CONTRACTOR.

17.  PERFORMANCE OF WORK:

     17.1 Notification of Conduct of WORK. CONTRACTOR, before entering the SITE to undertake the WORK, must notify NATIONAL of its intention to do so and at the same time inform NATIONAL of the starting date for the WORK, the areas in which the WORK will be performed, approximate number and types of personnel to perform the WORK and the schedule, length and number of turns to be worked.

     17.2 Coordination with Other Work. NATIONAL represents that it and other contractors may be working at the SITE during the performance of the CONTRACT. NATIONAL reserves the right to direct CONTRACTOR to schedule the order of performance of the WORK in such manner as not unreasonably to interfere with the performance of other work by NATIONAL and other contractors; provided, however, that such scheduling shall not, in the reasonable judgment of CONTRACTOR, impede or delay its performance of the CONTRACT in any material way.

     17.3 Inadequate Performance of WORK. If at any time during the progress of the WORK, CONTRACTOR's actual progress reasonably appears to NATIONAL, in light of all the requirements of the CONTRACT (including, without limitation, any schedules applicable to the WORK), to be materially inadequate due to conditions within CONTRACTOR's control, NATIONAL may notify CONTRACTOR of such imminent or actual noncompliance with the CONTRACT. CONTRACTOR shall thereupon take such steps as may be reasonably necessary to improve its progress, and NATIONAL may require an increase in the labor force, the number of shifts, the amount of resources and/or any other like or unlike steps or measures as reasonably directed by NATIONAL. Neither such notice by NATIONAL nor NATIONAL's failure to issue such notice shall (i) relieve CONTRACTOR from its obligation to achieve the quality of WORK and rate of progress required by the CONTRACT (including, without limitation, any schedules applicable to the WORK), or (ii) constitute a waiver of any of NATIONAL's rights under the CONTRACT.

     17.4 No Work Stoppage Due to Disputes. In case of any dispute between the parties hereto arising out of the CONTRACT, including, without limitation, disputes regarding EXTRA WORK, or changes or delays in the WORK, the parties shall negotiate in good faith to reach an agreement but in no case, except pursuant to NATIONAL's prior written consent, shall any WORK be halted pending such agreement, whether or not the dispute can be resolved to CONTRACTOR's satisfaction, and CONTRACTOR shall be bound by the terms and conditions of the CONTRACT to prosecute the WORK without delay to its successful completion. Any such disputes shall be resolved in accordance with Section 52 (DISPUTE RESOLUTION) hereof.

18.  EQUIPMENT LOSS, THEFT AND DISAPPEARANCE:

     18.1 Responsibility. CONTRACTOR shall be responsible for any loss, theft or disappearance of or damage to (i) any EQUIPMENT and MATERIALS and (ii) any tools, equipment and any other materials furnished to CONTRACTOR by NATIONAL, or any SUBCONTRACTOR, however such loss, theft, disappearance or damage may have occurred. CONTRACTOR shall pick up, secure and otherwise protect all such EQUIPMENT and MATERIALS at all times. CONTRACTOR agrees that it shall make no claim against NATIONAL for any loss, theft, disappearance or damage and CONTRACTOR shall defend, indemnify and hold harmless NATIONAL from any claim made relating thereto by any SUBCONTRACTOR or third party.

     18.2 Security. CONTRACTOR shall be responsible for SITE security beginning at the time CONTRACTOR first enters the SITE through the final completion of the WORK and the issuance of the Certificate of Final Completion.

19.  REMOVAL OF DEBRIS AND WASTE MATERIAL:

     19.1 Removal of Debris and Waste; Scrap Metal. During the time period set forth in Section 18.2 (SECURITY) hereof, CONTRACTOR shall remove all debris and waste material and keep and leave the SITE in a safe and sanitary condition satisfactory to NATIONAL; provided, however, that unless NATIONAL otherwise states in writing, all scrap metal of any kind shall remain the property of NATIONAL and shall be removed and relocated by CONTRACTOR as NATIONAL shall direct.

     19.2 Failure to Maintain SITE. In the event NATIONAL reasonably determines that CONTRACTOR has failed to maintain the SITE in a safe and sanitary condition during the times and in the manner provided herein, NATIONAL may take all necessary steps to do so, including, but not limited to, the employment of another contractor, and charge CONTRACTOR for the cost and expense thereof, which charge may be offset against any amounts due CONTRACTOR from NATIONAL under the CONTRACT.

20.  LIENS AND CLAIMS:

     20.1 Full Conditional Waiver of Liens. CONTRACTOR agrees to execute and tender to NATIONAL, prior to commencement of WORK hereunder, a Full Conditional Waiver of Lien in the form attached hereto as Exhibit J, waiving all mechanic's liens, materialmen's liens, construction liens or other type liens against any of the property or improvements of NATIONAL, which waiver is to be conditioned solely upon actual payment of the CONTRACT PRICE. CONTRACTOR also agrees to obtain from all SUBCONTRACTORS or materials suppliers of any tier prior to commencement of WORK, a Full Conditional Waiver of Lien.

     20.2 Prevention and Removal of Liens. If a lien or claim of any kind is established or is attempted to be established upon or against the SITE, the WORK or the property upon which the WORK is situated or any buildings or improvements thereon and such lien relates to the performance of work or services, or the furnishing of materials, equipment or supplies, by CONTRACTOR, any of its SUBCONTRACTORS (whether direct or of any lower tier) or any suppliers of materials or equipment with respect to the WORK, CONTRACTOR, with or without notice from NATIONAL, shall immediately prevent the establishment thereof or have said lien or other claim removed by the posting of a bond or provision of other security or by any other lawful means. If after demand of NATIONAL, CONTRACTOR fails to remove any lien it is required to remove under this Section 20, NATIONAL shall have the right to do so on behalf of CONTRACTOR and at the expense of CONTRACTOR, and CONTRACTOR shall promptly reimburse NATIONAL for any sums expended by NATIONAL for this purpose, or, at NATIONAL's option, such sums may be deducted from the CONTRACT PRICE. Nothing contained herein is intended to prevent CONTRACTOR from filing a lien in the event that NATIONAL fails to pay any undisputed amounts to CONTRACTOR when such payments are due.

     20.3 Submission of Partial or Full Unconditional Waivers of Liens. As a condition precedent to NATIONAL's making any payment of the CONTRACT PRICE, CONTRACTOR shall submit Partial or Full Unconditional Waivers of Liens, executed by the CONTRACTOR and all SUBCONTRACTORS performing the WORK, in the forms attached hereto as Exhibits K and L, respectively, together with a Sworn Statement, in the form attached hereto as Exhibit M, unconditionally waiving through the date of the payment, all mechanic's liens, materialmen's liens, construction liens or other type liens against any of the property or improvements of NATIONAL. In each instance in the CONTRACT wherein CONTRACTOR is to obtain from a SUBCONTRACTOR a Partial Unconditional Waiver of Liens and such SUBCONTRACTOR has completed all of its WORK under its SUBCONTRACT, then CONTRACTOR shall instead obtain from such SUBCONTRACTOR a Full Unconditional Waiver of Liens in lieu of a Partial Unconditional Waiver of Liens. Such waivers must be submitted covering all such claims as a condition to final payment. CONTRACTOR shall, in the event any SUBCONTRACTOR refuses to furnish a Full Unconditional Waiver of Liens, furnish a bond or other security satisfactory to NATIONAL to protect and indemnify NATIONAL and NATIONAL's property against any and all liens which may at any time be filed or asserted by such SUBCONTRACTOR, even though the SUBCONTRACTOR has not yet asserted a claim or lien against NATIONAL or NATIONAL's property, and if CONTRACTOR refuses or fails to do so NATIONAL may do so in accordance with the provisions of Section 20.2 above. Making any payment of the CONTRACT PRICE without requiring strict compliance with any of the provisions of this Section 20 shall not be construed as a waiver by NATIONAL of the right to insist upon such compliance as a condition of later payments.

     20.4 Indemnification. CONTRACTOR shall indemnify, defend and hold harmless NATIONAL from and against all LOSSES (as defined in Section 30 hereof) arising from or related to the failure of CONTRACTOR to satisfy its obligations pursuant to this Section 20.

     20.5 Waivers. Upon completion of the WORK and payment to CONTRACTOR of all CONTRACT PRICE components then due, CONTRACTOR shall furnish to NATIONAL Full Unconditional Waivers of Liens from itself and all SUBCONTRACTORS.

     20.6 SUBCONTRACTOR's Notice. CONTRACTOR shall require in each of its SUBCONTRACTS that the SUBCONTRACTOR give notice to NATIONAL in the event that the SUBCONTRACTOR claims payment to it by CONTRACTOR is more than thirty (30) days overdue. Notice shall be given to:

               Great Lakes Division
               National Steel Corporation
               No. 1 Quality Drive
               Ecorse, Michigan 48229
               ATTENTION: Ken Basar

The SUBCONTRACTS shall also provide that timely compliance with this provision shall be a condition precedent to the filing of any action by the SUBCONTRACTOR against the CONTRACTOR.

21.  PATENT RIGHTS AND INDEMNIFICATION; OWNERSHIP OF DRAWINGS:

     21.1  CONTRACTOR Warranty Against Infringement.  CONTRACTOR warrants that
(i) use of the WORK or any part thereof for the purposes for which such WORK was designed, (ii) sale of the WORK or any part thereof by NATIONAL, and (iii) performance by CONTRACTOR under the CONTRACT, will not infringe any patent, copyright or other intellectual property right, nor will any of the foregoing violate any agreement between CONTRACTOR and any third party with respect thereto, and CONTRACTOR will, at its expense, defend NATIONAL and hold NATIONAL, its affiliated corporations, successors and assigns, free and harmless in respect to any claim, action or suit, or for any claim arising out of such action or suit, for infringement of any patent, copyright or other intellectual property right or violation of any third party agreement, based on the use of such WORK or any part thereof for the purposes for which it was designed or the sale of such WORK or any part thereof by NATIONAL, or for actively inducing infringement or for contributory infringement arising out of the performance of any act by CONTRACTOR under the CONTRACT; provided, however, that NATIONAL may be represented in any such action or suit by attorneys of its own selection at its expense. In the event that an injunction shall be obtained against the use of any such WORK or part thereof by NATIONAL, CONTRACTOR, in addition to its above obligations, shall, at the option of NATIONAL and at CONTRACTOR's expense, procure for NATIONAL the right to continue using said WORK, modify said WORK to become non-infringing or replace said WORK with non-infringing WORK satisfactory to NATIONAL. If CONTRACTOR cannot perform in accordance with the immediately preceding sentence, NATIONAL shall have the right to require CONTRACTOR to take back the infringing portion of the WORK and reimburse NATIONAL for the portion of the CONTRACT PRICE applicable thereto and all other expenditures of NATIONAL incurred in connection therewith. Such remedy shall be in addition to such other remedies as are available to NATIONAL at law, in equity or hereunder.

     21.2 NATIONAL Warranty Against Infringement. NATIONAL warrants that the incorporation into the WORK at the direction of NATIONAL of the design set forth in any United States patent owned by NATIONAL (the "INCORPORATED PATENT") shall not result in an infringement of any other United States patent held by a third party or violate any agreement between NATIONAL and any third party with regard to the INCORPORATED PATENT, and NATIONAL will, at its expense, defend CONTRACTOR and hold CONTRACTOR free and harmless in respect to any claim, action or suit, or for any claim arising out of such action or suit, for infringement of such other United States patent or violation of a third party agreement as a result of the incorporation of the INCORPORATED PATENT into the WORK at the direction of NATIONAL; provided, however, that CONTRACTOR may be represented in any such action or suit by attorneys of its own selection at its expense.

     21.3 Ownership of DRAWINGS and Other TECHNICAL DATA. CONTRACTOR agrees that NATIONAL shall be the owner of all drawings, plans, documents, writings, computer software and data, and all other sources of technical information in any form, tangible or intangible (herein called "TECHNICAL DATA") relating to the subject matter of this CONTRACT which was transferred, provided or exhibited to NATIONAL, its employees or agents, in the course of performance of this CONTRACT and which is necessary or useful in the operation of the facilities, equipment, apparatus and/or processes which are the subject matter of this CONTRACT; provided, however, that CONTRACTOR shall have the unqualified free right to possess and shall be permitted to make use of TECHNICAL DATA developed by it (as opposed to TECHNICAL DATA supplied or developed by NATIONAL) in connection with the WORK. Any exceptions to the above-described ownership rights of NATIONAL must be agreed to in writing by NATIONAL and made an exhibit to this CONTRACT and must provide for the unqualified free right of NATIONAL to possess and use the TECHNICAL DATA in all of its operations.

22.  RIGHT TO USE COMPUTER SOFTWARE AND INDEMNIFICATION:

     22.1 License to Use Software. CONTRACTOR agrees, represents and warrants that if any equipment or other GOODS covered by the CONTRACT include computer software or require the use of computer software to enable NATIONAL to use the GOODS, NATIONAL shall have the unrestricted, irrevocable, perpetual, paid-up right and license to use such computer software solely in connection with the GOODS so long as the GOODS are in use. If requested in writing by CONTRACTOR, NATIONAL will protect any such computer software from disclosure to third parties to the same extent it protects its own confidential information, but the failure by NATIONAL to do so shall not cause the revocation of, or otherwise affect, NATIONAL's right to use such computer software. CONTRACTOR agrees to indemnify and defend NATIONAL from and against any claims of third parties relating to NATIONAL's rights under this Section 22.

     22.2 Year 2000 Warranty; System Compatibility. CONTRACTOR represents and warrants that each item of hardware, software and firmware delivered to or developed for NATIONAL pursuant to this CONTRACT will process correctly any data (including, but not limited to, calculating, comparing and sequencing) from, into and between the years 1999 and 2000, including, but not limited to, leap year calculations and any other calculations associated with the change of the year 1999 to 2000 and/or the change of the twentieth (20th) century to the twenty-first (21st) century. CONTRACTOR further represents and warrants that any hardware, software and firmware delivered to or developed for NATIONAL hereunder also shall perform as an integrated system, including, but not limited to, interfacing with NATIONAL's existing computer systems. If any item(s) of hardware, software or firmware (either individually, collectively or in conjunction with NATIONAL's pre-existing systems, if applicable) delivered to or developed for NATIONAL hereunder fails to perform as warranted herein, CONTRACTOR shall, at NATIONAL's option, repair or replace such item(s) at CONTRACTOR's sole cost and expense, within thirty (30) days.

23.  PLANT PROTECTION REGULATIONS:

CONTRACTOR shall be responsible for compliance by itself, its SUBCONTRACTORS and the employees of both, with all plant protection rules and regulations of NATIONAL. CONTRACTOR, before entering NATIONAL's premises to undertake the WORK, must notify NATIONAL of its intention to do so and at the same time inform NATIONAL of the starting date for the WORK, the nature of the WORK to be performed, the areas in which the WORK will be performed, duration of the WORK, approximate number and types of personnel to perform the WORK, the schedule, length and number of turns to be worked and such other information as may be necessary to enable the CONTRACTOR to be advised of and to comply with all plant protection rules and regulations.

24.  SUBSTANCE ABUSE:

CONTRACTOR, in accordance with Great Lakes Specification #G-6, "Substance Abuse Policy for Contractors", Exhibit N hereto, and any revisions thereto, shall institute, implement and enforce a substance abuse screening program for all employees involved with the performance of the WORK on NATIONAL's premises, and guarantees to NATIONAL that all employees, hired and existing, performing the WORK on NATIONAL's premises have successfully passed the substance abuse screening test and, further, CONTRACTOR will use its best efforts to insure that such employees are not under the influence of any drugs or other such substance while performing any WORK on NATIONAL's premises.

25.  SAFETY RULES:

     25.1 Safety Rules. This Section 25 applies to all employees, agents, SUBCONTRACTORS, consultants and invitees of CONTRACTOR and the employees of any of them (herein called "CONTRACTOR AUTHORIZED PERSONNEL") and to all rules and regulations pertaining to the safety of PERSONS or property while on any premises of NATIONAL, regardless of by whom said rules and regulations have been issued (herein called "SAFETY RULES"). CONTRACTOR agrees that while any CONTRACTOR AUTHORIZED PERSONNEL are on premises of NATIONAL, they will conform to all SAFETY RULES. CONTRACTOR acknowledges that it has received those SAFETY RULES issued by NATIONAL. CONTRACTOR will see to it that all CONTRACTOR AUTHORIZED PERSONNEL will be instructed with respect to all SAFETY RULES and will be advised to report any infractions thereof to CONTRACTOR without fear of recrimination. CONTRACTOR will be held responsible for immediately correcting any such infractions and for any and all consequences thereof. CONTRACTOR agrees to defend and indemnify NATIONAL from and against any claims and liability for personal injury or death of any CONTRACTOR AUTHORIZED PERSONNEL occurring while they are present on NATIONAL's premises and arising out of or in any way in connection with (i) the actual or alleged insufficiency of any SAFETY RULES, or (ii) any act or omission related in any way to the enforcement or observance of any SAFETY RULES or the failure to enforce or observe any SAFETY RULES, whether or not such claims or liability may be based in whole or in part upon any breach of duty or negligence of NATIONAL, its employees or agents.

     25.2 Safety Meetings. Prior to the commencement of any WORK on the SITE by CONTRACTOR, and prior to commencement of any WORK on the SITE by each SUBCONTRACTOR, a meeting shall be held with a NATIONAL engineer, the NATIONAL Safety Representative and the Safety Representative of CONTRACTOR and of each SUBCONTRACTOR for the purpose and with the effect of a thorough review and mutual understanding of all SAFETY RULES.

     25.3 Health & Safety Plan. CONTRACTOR shall conduct all operations under the CONTRACT in a manner so as to avoid risk of bodily harm to persons or damage to property and in full compliance with all GOVERNMENTAL REQUIREMENTS. Further, CONTRACTOR shall continuously inspect its WORK, materials and equipment to identify any unsafe conditions and shall promptly take action to correct any condition which presents such a risk.

     CONTRACTOR represents and warrants that it is fully qualified and knowledgeable with respect to all health and safety requirements relating to the WORK and that as an independent contractor, CONTRACTOR shall be solely responsible for compliance with those requirements.

     Upon demand by NATIONAL, CONTRACTOR shall submit in writing to NATIONAL for review its SITE-specific Health & Safety Plan. CONTRACTOR shall comply fully with the terms of such Plan.

     CONTRACTOR shall provide and maintain its own safety equipment in accordance with its Health & Safety Plan (if applicable) and all other applicable legal and health and safety requirements. The CONTRACTOR is also responsible for providing CONTRACTOR AUTHORIZED PERSONNEL with adequate information and training in conformance with GOVERNMENTAL REQUIREMENTS. CONTRACTOR shall ensure that all CONTRACTOR AUTHORIZED PERSONNEL comply with all applicable requirements.

     Should CONTRACTOR fail to comply with its Health & Safety Plan, or with other applicable requirements as referenced above, such action or inaction shall be considered a material breach of the CONTRACT. Should CONTRACTOR upon notice thereof neglect or refuse to take appropriate corrective action, NATIONAL shall have the right, but not the duty, to stop the CONTRACTOR's WORK or any portion thereof, and/or correct the condition and backcharge all incident costs to CONTRACTOR's account.

     CONTRACTOR shall be responsible for all fines or penalties assessed due to its failure to comply with the Health & Safety Plan and applicable GOVERNMENTAL REQUIREMENTS, including any fines or penalties assessed against NATIONAL. CONTRACTOR agrees, to the fullest extent permitted by law, to indemnify and hold NATIONAL harmless from any losses, liabilities, costs and expenses resulting from CONTRACTOR's failure to comply with the Health & Safety Plan and all applicable health and safety GOVERNMENTAL REQUIREMENTS.

     Nothing in this Section shall be interpreted as enlarging the legal duty of NATIONAL to CONTRACTOR or to CONTRACTOR AUTHORIZED PERSONNEL or third parties or as altering the independent contractor status of CONTRACTOR.

26.  OCCUPATIONAL SAFETY AND HEALTH:

CONTRACTOR agrees on behalf of itself, its employees, agents, materialmen and SUBCONTRACTORS to comply with, and to perform the WORK in compliance with, GOVERNMENTAL REQUIREMENTS relating to the occupational safety and health of CONTRACTOR's employees, as well as any other PERSONS present at locations where WORK is to be performed, specifically including the federal Occupational Safety and Health Act of 1970 and any rules, regulations, standards, or orders issued thereunder (herein collectively called "OCCUPATIONAL SAFETY AND HEALTH REQUIREMENTS"). CONTRACTOR represents that all GOODS sold, used or furnished in connection with the performance of the CONTRACT will comply with all OCCUPATIONAL SAFETY AND HEALTH REQUIREMENTS, and CONTRACTOR agrees upon request to furnish to NATIONAL any and all information regarding the ingredients of such GOODS. CONTRACTOR further agrees to indemnify, defend and hold harmless NATIONAL from and against any claims, losses, damages, fines, penalties, costs and expenses suffered or incurred by NATIONAL as a result of any violation of or non-compliance with any OCCUPATIONAL SAFETY AND HEALTH REQUIREMENTS to the extent caused or contributed to by CONTRACTOR, its agents, materialmen or SUBCONTRACTORS, or the employees of any of them.

27.  HAZARDOUS SUBSTANCES AND RIGHT-TO-KNOW:

CONTRACTOR agrees on behalf of itself, its employees, agents, materialmen and SUBCONTRACTORS, to comply with, and to perform the WORK in compliance with, GOVERNMENTAL REQUIREMENTS relating to the right of employees and other PERSONS and entities to be notified of the presence of hazardous chemicals or substances, specifically including the federal Hazard Communication Standard, adapted pursuant to the Occupational Safety and Health Act of 1970, the federal Right-to-Know provisions of the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), Title III, Emergency Planning and Community Right-to-Know Act of 1986, and any rules, regulations, standards or orders issued thereunder and any similar state or local Right-to-Know Acts or other GOVERNMENTAL REQUIREMENTS relating to the presence of, exposure to or release of hazardous chemicals or substances (herein collectively called "RIGHT-TO-KNOW REQUIREMENTS").
CONTRACTOR agrees to provide NATIONAL with any and all information necessary for NATIONAL to comply with any RIGHT-TO-KNOW REQUIREMENTS. CONTRACTOR represents that all GOODS sold, used or furnished in connection with the performance of the CONTRACT will comply with all RIGHT-TO-KNOW REQUIREMENTS. In addition to providing NATIONAL with information as required by RIGHT-TO-KNOW REQUIREMENTS with respect to such GOODS, CONTRACTOR agrees upon request to furnish to NATIONAL any and all information regarding the ingredients of such GOODS. CONTRACTOR further agrees to indemnify, defend and hold harmless NATIONAL from and against any claims, losses, damages, fines, penalties, costs and expenses suffered or incurred by NATIONAL as a result of any violation of or non-compliance with any RIGHT-TO-KNOW REQUIREMENTS to the extent caused or contributed to by CONTRACTOR, its agents, materialmen or SUBCONTRACTORS, or the employees of any of them.

28.  TOXIC SUBSTANCES CONTROL:

CONTRACTOR agrees on behalf of itself, its agents, materialmen and SUBCONTRACTORS, and the employees of any of them, to comply with, and to perform the WORK in compliance with, GOVERNMENTAL REQUIREMENTS relating to the control of toxic substances, including those contained in or authorized by the federal Toxic Substances Control Act (herein collectively called "TOXIC SUBSTANCES CONTROL REQUIREMENTS"). CONTRACTOR represents that all GOODS sold, used or furnished in connection with the performance of the CONTRACT will comply with all TOXIC SUBSTANCES CONTROL REQUIREMENTS, and CONTRACTOR agrees upon request to furnish to NATIONAL any and all information regarding the ingredients of such GOODS. CONTRACTOR further represents that each and every chemical substance sold, used or furnished in connection with the performance of the CONTRACT, as of the time of such sale, use or furnishing, is on the list of chemical substances compiled and published by the Administrator of the Environmental Protection Agency pursuant to the federal Toxic Substances Control Act. CONTRACTOR further agrees to indemnify, defend and hold harmless NATIONAL from and against any claims, losses, damages, fines, penalties, costs and expenses suffered or incurred by NATIONAL as a result of any violation of or non-compliance with any TOXIC SUBSTANCES CONTROL REQUIREMENTS to the extent caused or contributed to by CONTRACTOR, its agents, materialmen or SUBCONTRACTORS, or the employees of any of them, or the GOODS or other WORK of any of them.

29.  ENVIRONMENTAL REQUIREMENTS:

CONTRACTOR agrees on behalf of itself, its employees, agents, materialmen and SUBCONTRACTORS to comply with, and to perform the WORK in compliance with, ENVIRONMENTAL REQUIREMENTS which arise out of performance of the CONTRACT. CONTRACTOR warrants that all WORK covered by the CONTRACT will not violate any ENVIRONMENTAL REQUIREMENTS. CONTRACTOR further agrees to indemnify, defend and hold harmless NATIONAL from and against any claims, losses, damages, fines, penalties, costs and expenses suffered or incurred by NATIONAL as a result of any violation of or non-compliance with any ENVIRONMENTAL REQUIREMENTS to the extent caused or contributed to by CONTRACTOR, its agents, materialmen or SUBCONTRACTORS, or the employees of any of them or any release of hazardous substances, pollutants or contaminants to the extent caused or exacerbated by CONTRACTOR, its agents, materialmen or SUBCONTRACTORS.

30.  INDEMNITY BY CONTRACTOR:

     30.1. Indemnification by CONTRACTOR. Subject to the later provisions of this Section 30.1, CONTRACTOR shall be solely responsible for and shall indemnify NATIONAL from and against any and all claims, suits, damages, losses, specifically, including loss of use of property, and all other liabilities whatsoever, including related expenses and attorneys' fees ("LOSSES") , for or on account of (i) injuries to or death of any PERSON, including but not limited to employees of NATIONAL or CONTRACTOR, and/or loss of or damage to any property, including, but not limited to, the property of NATIONAL or CONTRACTOR, in any way sustained or alleged to have been sustained, directly or indirectly, by reason of or in connection with the performance of the WORK by CONTRACTOR, its employees, agents or SUBCONTRACTORS or their employees; (ii) subject to the limitations set forth below, the presence of CONTRACTOR's employees or SUBCONTRACTORS or their employees on the premises of NATIONAL; (iii) the negligence, recklessness or willful misconduct of CONTRACTOR or any CONTRACTOR AUTHORIZED PERSONNEL; (iv) any breach by CONTRACTOR of any representation, warranty, covenant or agreement contained in the CONTRACT DOCUMENTS which results in injuries or death to any third PERSON and/or loss or damage to any property of a third PERSON, it being understood and agreed that CONTRACTOR's indemnification obligation pursuant to this subsection (iv) shall be limited to the amount of NATIONAL's liability to such third PERSON as a result of CONTRACTOR's breach, together with costs, expenses and attorneys' fees, if any, incurred by NATIONAL in the investigation or defense of any such claim; (v) any violation of GOVERNMENTAL

REQUIREMENTS by CONTRACTOR, its SUBCONTRACTORS or any CONTRACTOR AUTHORIZED PERSONNEL; and (vi) the failure of the WORK to conform to GOVERNMENTAL REQUIREMENTS. With respect to subsection (ii) above, in the event that it is ultimately determined by a court of law that the LOSSES incurred were due to NATIONAL'S FAULT (as defined below), NATIONAL shall refund to CONTRACTOR the amount of out-of-pocket COSTS incurred by CONTRACTOR in connection with the defense thereof. With respect to all of the indemnity events set forth in subsections (i) through (vi) above, CONTRACTOR shall indemnify NATIONAL to the full extent of NATIONAL's LOSSES; provided, however, that if NATIONAL's liability is wholly or partially the result of NATIONAL's contributory negligence, willful misconduct or other fault-based grounds (collectively, "NATIONAL'S FAULT") then CONTRACTOR's indemnity obligations shall be offset by an amount equal to (A) NATIONAL's LOSSES multiplied by (B) the percentage of NATIONAL'S FAULT. Nothing in this Section 30.1 shall be construed to be an agreement to indemnify NATIONAL against liability for damages caused by or resulting from the sole negligence of NATIONAL, its agents or employees, under circumstances whereby said agreement would be in violation of Michigan Public Act 1966, No. 165, (S) 1 (M.C.L.A. (S) 691.991), if applicable, or of any other applicable law, it being the intent of the foregoing provisions to absolve and protect NATIONAL from, and to indemnify NATIONAL against, any and all liability and loss by reason of the premises except to the limited extent prohibited by Michigan Public Act 1966, No. 165, (S) 1, if applicable, or by any other applicable law, and as limited herein.

     30.2 Indemnity Obligation Exclusive of Insurance Requirements. The obligation of CONTRACTOR to indemnify NATIONAL as provided above is not superseded or modified by the provisions of Section 31 (INSURANCE) requiring CONTRACTOR to procure and maintain insurance for the benefit of NATIONAL.

     30.3 Indemnity Obligations Not Limited by Employee Benefit Acts. The indemnity obligations of CONTRACTOR set forth in this CONTRACT shall not be limited in any way by the limitation on the amounts and types of damages, compensation or benefits payable by or for CONTRACTOR, SUBCONTRACTOR or any CONTRACTOR AUTHORIZED PERSONNEL under any workers' compensation acts, disability acts of other employment-related laws or regulations.

31.  INSURANCE:

     31.1  Provision of Insurance by CONTRACTOR and SUBCONTRACTORS.
CONTRACTOR and all SUBCONTRACTORS, at their own expense, shall procure and maintain with respect to the WORK any policies of insurance (CONTRACTOR and any such SUBCONTRACTORS being solely responsible for any deductible or retention, as well as any liability based upon the fault of CONTRACTOR in excess of the insurance coverage limits set forth herein), which may be required by NATIONAL as set forth herein and which shall be in such form and issued by such company or companies satisfactory to NATIONAL, and prior to commencement of WORK hereunder, shall secure and deliver to NATIONAL Certificates of Insurance evidencing the following insurance coverage:

     (i) Workers' Compensation according to applicable statutory requirements and Employer's Liability Insurance with a limit of at least
     $100,000.00 per occurrence.

     (ii) Comprehensive General Liability Insurance written on an "occurrence" basis covering operations and SUBCONTRACTORS (including the contractual liability assumed under Section 30 (INDEMNITY BY CONTRACTOR) above as well as the following: Products Liability/Completed Operations providing coverage for one year beyond the acceptance of the PROJECT by NATIONAL; Blanket Contractual Liability - All Written Contracts; Operations Premises Liability; Explosion, Collapse, and Underground Property Damage; Personal Injury; Independent Contractors Coverage; Broad Form Property Damage Endorsement; Cross-Liability and Severability of Interest; Modified Notice of Occurrence and Knowledge of Occurrence Endorsement, and with a minimum limit applicable to Bodily Injury Liability and Property Damage Liability of not less than:

               $2,000,000.00 combined single limit which must be available at all times under this CONTRACT.

     (iii) Comprehensive Automobile Liability Insurance written on an "occurrence" basis covering owned, non-owned and hired motor vehicles (including, without limitation, land motor vehicles and trailers or semi-trailers designed to travel on public roads (including all machinery or apparatus attached thereto)) with a combined single limit for bodily injury and property damage of not less than:

          $2,000,000.00 combined single limit.

     (iv) Excess Liability Insurance written on an "occurrence" basis with a limit of at least $4,000,000 per occurrence and aggregate in excess of the Comprehensive General Liability and Employers Liability coverages required under subparagraphs (i) and (ii) above. The Excess Liability Insurance shall include the "following form" endorsement and "drop down" endorsement relating to exhaustion of primary limits. This coverage shall be further endorsed to be excess of the Comprehensive Automobile Liability coverage required under subparagraph (iii) above.

     (v) Builders Risk Insurance written on an "occurrence" basis for an amount not less than 100% of the insurable value on a Replacement Cost basis, which will protect against all risks of physical loss including flood and earth movement, to the PROJECT property during construction, such property to include without limitation, all machinery, equipment, materials and supplies which are destined to become a permanent part of the PROJECT. Insurance shall be in force for the entire course of WORK under the CONTRACT, while property is in transit, on or off-site awaiting installation, during the course of construction and/or installation and terminating at final acceptance by NATIONAL.

CONTRACTOR SHALL MAKE NATIONAL AN ADDITIONAL INSURED ON A PRIMARY BASIS UNDER CONTRACTOR'S INSURANCE POLICIES REFERRED TO IN SUBPARAGRAPHS (ii) THROUGH (iv) ABOVE APPLICABLE TO THE WORK BY MEANS OF AN ENDORSEMENT TO THE POLICY IN THE FORM ATTACHED TO THE CONTRACT AS EXHIBIT O SIGNED BY THE INSURER, A DUPLICATE OF WHICH SHALL BE FURNISHED TO NATIONAL WITH THE REQUIRED CERTIFICATES OF INSURANCE. ALL INSURANCE REQUIRED HEREUNDER SHALL BE ENDORSED TO BE PRIMARY OVER ANY OTHER VALID AND COLLECTIBLE INSURANCE AVAILABLE TO NATIONAL.

     31.2 Insurance Requirements in Addition to Indemnity Obligations. The obligation of CONTRACTOR to provide insurance for the benefit of NATIONAL under this Section 31 is in addition to and not in limitation or substitution of CONTRACTOR's obligation to indemnify NATIONAL pursuant to Section 30 (INDEMNITY BY CONTRACTOR) above.

     31.3 Certificates of Insurance. All certificates of insurance from the insuring companies required to be furnished to NATIONAL hereunder shall include the following clause: "At least thirty (30) days advance notice shall be given in writing by certified mail, return receipt requested, to:

     Manager, Capital Construction/Services
     National Steel Corporation
     4100 Edison Lakes Parkway
     Mishawaka, Indiana 46545

prior to cancellation, termination, or any alteration of the policy or policies evidenced by this certificates".

32.  FIRST AID AND MEDICAL FACILITIES:

     32.1 Provision of Facilities by CONTRACTOR and SUBCONTRACTORS. It is understood and agreed that CONTRACTOR, before proceeding with the WORK under the CONTRACT, shall make and shall require all SUBCONTRACTORS to make such arrangements as may be necessary to provide adequate first aid, medical, surgical and hospital treatment for injuries sustained by any employees of CONTRACTOR, by any employee of a SUBCONTRACTOR or by any other PERSON employed or invited on the SITE by CONTRACTOR or a SUBCONTRACTOR arising out of or in connection with the performance of the WORK. In the event that NATIONAL were to supply any such first aid, medical, surgical or hospital treatment, then CONTRACTOR and all SUBCONTRACTORS shall indemnify and defend NATIONAL from any claims, suits, liabilities and damages arising out of or in connection therewith, whether based in whole or in part on the active or passive negligence of NATIONAL, its employees or agents; provided, however, that the foregoing shall not be construed to be an agreement to indemnify NATIONAL against liability for damage caused by or resulting from the sole negligence of NATIONAL, its agents or employees, under circumstances whereby said agreement would be in violation of Michigan Public Act 1966, No. 165, (S) 1 (M.C.L.A. (S) 691.991), if applicable, or of any other applicable law, it being the intent of the foregoing provisions to absolve and protect NATIONAL from, and to indemnify NATIONAL against, any and all liability and loss by reason of the premises except to the limited extent prohibited by Michigan Public Act 1966, No. 165, (S) 1, if applicable, or by any other applicable law.

     32.2 Accident Reports. CONTRACTOR must submit a written report to NATIONAL's representative of all accidents, giving full details and statements of witnesses, if reasonably available, within twenty-four (24) hours of the accident. In addition, all accidents shall be reported immediately by telephone or messenger to NATIONAL.

33.  LABOR CONDITIONS:

     33.1 Compliance with Labor Agreements. CONTRACTOR shall comply in full with any labor agreements to which CONTRACTOR is a party or to which CONTRACTOR is otherwise bound to the full extent that such labor agreements apply to the WORK.

     33.2 National Maintenance Agreement. All construction WORK on the SITE shall be performed in accordance with the National Maintenance Agreement attached hereto as Exhibit P, to the extent that it is agreed upon by NATIONAL and all applicable unions.

     33.3 Refusal of Entry. NATIONAL has the right to refuse entry onto its property to any employee of CONTRACTOR or of a SUBCONTRACTOR in the event such employee commits acts which, in NATIONAL's reasonable opinion, constitute proper cause for refusal of entry. In addition, NATIONAL may require CONTRACTOR to discharge any incompetent or unsatisfactory employees; provided, however, that CONTRACTOR shall not be required to take any action which, in its reasonable judgment, would result in a violation of any GOVERNMENTAL REQUIREMENTS or of any labor agreement to which CONTRACTOR is a party.

     33.4 GOVERNMENTAL REQUIREMENTS Relating to Labor Conditions. CONTRACTOR will comply with GOVERNMENTAL REQUIREMENTS relating to: (i) equal employment opportunity, including but not limited to all GOVERNMENTAL REQUIREMENTS contained in or authorized by Federal Executive Order No. 11246 of September 24, 1965, and any amendments thereto; (ii) employment of veterans, including but not limited to all GOVERNMENTAL REQUIREMENTS contained in or authorized by the Vietnam Era Veterans' Readjustment Assistance Act of 1974, and any amendments thereto; and (iii) employment of the handicapped, including but not limited to all GOVERNMENTAL REQUIREMENTS contained in or authorized by the Rehabilitation Act of 1973, and any amendments thereto.

     33.5 Incorporation of Regulations. The following clauses and regulations are hereby incorporated herein by reference thereto: (i) the equal employment opportunity clause contained in 41 C.F.R. (S) 60-1.4; (ii) the affirmative action clause covering the employment of veterans and the regulations contained in 41 C.F.R., Part 60-250, this incorporation by reference being authorized by 41 C.F.R. (S) 60-250.22; and (iii) the affirmative action clause covering the employment of handicapped workers and the regulations contained in 41 C.F.R. Part 60-741, this incorporation by reference being authorized by 41 C.F.R. (S) 60-741.22.

34.  RESPONSIBILITY FOR AND GUARANTEE OF WORK:

     34.1 Responsibility for WORK. CONTRACTOR shall be responsible for all MATERIALS, EQUIPMENT and other items delivered (including materials furnished by NATIONAL) to the SITE and the WORK performed until the HOT RUN COMMENCEMENT.
The WORK shall be delivered free from defects, complete, undamaged and in proper operating condition capable of meeting all performance requirements. CONTRACTOR warrants that upon delivery to the SITE, CONTRACTOR shall have good title to, and the right to convey to NATIONAL, the WORK and all of its component parts.

     34.2 Warranty Against Defective WORK. CONTRACTOR shall be responsible to NATIONAL for promptly repairing or replacing any portion of the WORK which is or becomes defective at any time (a) within one year after the date of issuance (but not the deemed issuance) of the Certificate of Substantial Completion by NATIONAL, or (b) subject to the next succeeding sentence, within seventeen and one-half (17.5) months from the date of issuance of the No Load Test Completion Certificate if there is a deemed issuance of the Certificate of Substantial Completion hereunder (herein referred to as the "DEEMED WARRANTY PERIOD"), or
(c) within such longer warranty period applicable thereto, regardless of when such defect is discovered; provided, however, that with respect to any equipment, materials or services which are defective and which are corrected (either by CONTRACTOR or by NATIONAL, if CONTRACTOR fails to make such corrections), then the warranty with respect to such equipment, materials or service shall extend for one (1) year from the date of correction. No such DEEMED WARRANTY PERIOD shall apply under this Section 34.2, and the one-year warranty period shall begin to run as of the date of issuance, or deemed issuance, as the case may be, of the Certificate of Substantial Completion unless (i) CONTRACTOR shall have given to NATIONAL timely notice(s) that a FAILURE OF NATIONAL PERFORMANCE TEST CONDITIONS is preventing the issuance of the Certificate of Substantial Completion, which notice shall set forth in detail the specific basis for CONTRACTOR's belief that the delay is being caused by a FAILURE OF NATIONAL PERFORMANCE TEST CONDITIONS, (ii) no act or omission of CONTRACTOR or any SUBCONTRACTOR prevents the issuance of the Certificate of Substantial Completion, and (iii) either the parties have agreed, or a court of law has determined, that such delay was indeed caused by a FAILURE OF NATIONAL PERFORMANCE TEST CONDITIONS. CONTRACTOR shall provide the aforementioned notice(s) within thirty (30) days after the beginning of such delay by NATIONAL. No such deemed commencement of the warranty period shall occur if there is a dispute between NATIONAL and CONTRACTOR with regard to CONTRACTOR's assertion that the delay is caused by a FAILURE OF NATIONAL PERFORMANCE TEST CONDITIONS or with respect to the quality of the WORK or the conformity of the WORK to the CONTRACT DOCUMENTS. In the event that there is a dispute as to whether the warranty period has expired, and NATIONAL requests CONTRACTOR to perform services or work which NATIONAL believes should be covered by CONTRACTOR's warranty, CONTRACTOR shall be obligated to perform such services or WORK as if such warranty was in effect, but CONTRACTOR shall keep COST and expense records with reference to its performance of services and/or work and in the event that it is subsequently determined by a court of law or agreed that the warranty period has expired, NATIONAL shall pay CONTRACTOR for such services and work at CONTRACTOR's customary rates. The one year warranty period set forth herein shall apply to all portions of the WORK with respect to which warranty periods of longer duration are not specified. In addition to its obligations hereunder, CONTRACTOR shall make available to NATIONAL the benefits of any and all manufacturer and supplier warranties applicable to any portions of the WORK for the complete warranty period, which shall not be less than such one year warranty period described above. Notwithstanding the foregoing, the CONTRACTOR shall not be responsible for repair, replacement or making good of any defect or of any damage to the WORK to the extent arising out of or resulting from the improper operation or maintenance of the PLANT by NATIONAL, the operation of the PLANT by NATIONAL outside the SPECIFICATIONS provided in the CONTRACT or normal wear and tear.

     34.3 Intent of CONTRACT DOCUMENTS. CONTRACTOR acknowledges that the intent of the CONTRACT DOCUMENTS is to define the absolute minimum functional requirements for a continuous galvanizing line. The WORK shall be designed, engineered, manufactured and constructed in accordance with all applicable codes and manufacturing standards, and shall incorporate the latest technology available. Compliance with the minimum standards set forth in the CONTRACT DOCUMENTS does not waive the CONTRACTOR's responsibility to provide a "turnkey" fully operating automotive exposed continuous galvanizing line facility.

     34.4 Performance Requirements as Express Warranties. All requirements relating to the WORK set forth in the SPECIFICATIONS (including, without limitation, all operating and performance standards), DRAWINGS and other CONTRACT DOCUMENTS shall be deemed express warranties by the CONTRACTOR that the WORK will conform in all respects thereto.

     34.5 Design and Construction Warranties. CONTRACTOR warrants that the WORK will be designed, manufactured and constructed according to the CONTRACT DOCUMENTS and there shall be no defects in design, engineering, material and workmanship of the PLANT supplied and of the WORK executed.

     34.6 Spare Parts. The CONTRACT PRICE includes all of those spare parts listed in the SPECIFICATIONS. CONTRACTOR represents that, to the best of its knowledge, based upon its prior experience, such list constitutes a full complement of those spare parts that would be required for use during the first two (2) years of operation of the galvanizing facility.

     34.7 Knowledge of Existing Conditions and Applicable Laws. CONTRACTOR represents and warrants that it is technically, physically, financially and legally ready, willing and able to perform the WORK hereunder and that it is familiar with and knowledgeable about applicable GOVERNMENTAL REQUIREMENTS to the extent necessary to carry out its duties in a professional, complete and competent manner.

     34.8 NATIONAL's Reliance on CONTRACTOR's Experience and Expertise. CONTRACTOR acknowledges and agrees that NATIONAL is relying upon CONTRACTOR's special and unique abilities and the accuracy, competence and completeness of CONTRACTOR's WORK. CONTRACTOR represents that it has performed WORK similar to that required hereunder on other projects, and that CONTRACTOR's experience and expertise are the principal reasons that NATIONAL is retaining CONTRACTOR to perform the WORK hereunder.

     34.9 Training and Qualifications. CONTRACTOR represents, covenants and warrants that it has the requisite personnel, competence, skill and physical resources to perform the WORK required hereunder and that it has and shall maintain the capability, experience, registrations, licenses, permits and government approvals required to perform the SCOPE OF WORK herein.

     34.10 Review of CONTRACT DOCUMENTS. CONTRACTOR represents that it (i) has thoroughly reviewed all of the documents comprising the CONTRACT; (ii) is in agreement with the design, approach and concepts set forth in such documents with respect to the WORK; and (iii) is of the belief that such design, approach and concepts are reasonable under the circumstances and will accomplish NATIONAL's purposes with respect to the WORK.

     34.11 Additional Warranties. The warranties set forth herein are in addition to any other warranties set forth elsewhere in the CONTRACT, as well as any express warranties made by CONTRACTOR.

     34.12  Liquidated Damages for Failure to Achieve Performance Warranties.

     (i) In the event that the WORK fails to meet the operating performance criteria set forth in the SPECIFICATIONS by the SUBSTANTIAL COMPLETION DEADLINE, CONTRACTOR agrees to pay to NATIONAL an amount calculated in accordance with the following formula, which sum is hereby, in view of the difficulty of calculating the precise amount of damages which will be suffered by NATIONAL as a result of such failure to meet such performance warranty standards, agreed upon by NATIONAL and CONTRACTOR as a reasonable estimate of the damages NATIONAL will suffer as a result thereof, and not as a penalty.

     (ii) Liquidated damages hereunder shall be assessed based upon the failure to satisfy any or all of the seven (7) performance warranty criteria set forth in Section 8.3 of the AS SOLD SPECIFICATION by the SUBSTANTIAL COMPLETION DEADLINE (as set forth in subsection (iii) below). Liquidated damages shall accrue on a daily basis in accordance with the following schedule:


              DAYS AFTER SUBSTANTIAL    LIQUIDATED DAMAGES
               COMPLETION DEADLINE       MAXIMUM PER DAY
                        0-7                        0
                       8-14                  $20,000
                      15-21                  $40,000
                      for each day after
                      the 21st day           $90,000

The liquidated damages amounts set forth above represent the maximum liquidated damages payable per day for failure to achieve the performance warranties.

     (iii) The amount of liquidated damages payable on a daily basis shall be determined based upon which of the seven (7) performance warranty criteria are not satisfied as of that date.

     (A) In the event that any one or more of the following four (4) criteria are not satisfied, the entire maximum liquidated damages amount payable for that day shall be assessed: (1) zinc coating weight; (2) strip temperature; (3) galvannealing capability; and (4) process computer.

     (B) In the event that any one or more of the following three (3) criteria are not satisfied, one-third (1/3) of the maximum liquidated damages amount payable for that day shall be assessed for each of the unsatisfied criteria: (1) productivity; (2) finished strip flatness; and (3) finished strip surface.

     (iv) By way of example, if on day 8, the performance warranty criteria for zinc coating weight, strip temperature, productivity and finished strip flatness are unsatisfied, the liquidated damages amount for that day is $20,000 ($20,000 being the daily "cap"). If on day 12, only the criteria for productivity and finished strip flatness remain unsatisfied, the liquidated damages amount for that day is $13,333.33 (1/3 of $20,000 assessable for each of the two unsatisfied criteria).

     (v) Liquidated damages under this Section 34.12 shall be payable on a monthly lump-sum basis by CONTRACTOR and such payment of liquidated damages shall be due no later than ten (10) days after the end of the calendar month for which such damages are payable. The assessment of liquidated damages hereunder does not discharge CONTRACTOR from its duty to complete the WORK, to satisfy the performance warranties and to otherwise fulfill all of the requirements of this CONTRACT.

     (vi) CONTRACTOR's total maximum liability for liquidated damages pursuant to this Section 34.12 shall be three percent (3%) of the CONTRACT PRICE.

35.  COMPENSATION AND PAYMENTS:

     35.1 Full Compensation. CONTRACTOR agrees to accept payment specified hereunder as full compensation for performing the WORK, for any and all loss or damage arising out of or in connection with the WORK, whether from the action of the elements or from any unforeseen or unknown difficulties or obstructions which may arise or be encountered in the prosecution of the WORK at any time until final acceptance of the WORK by NATIONAL, and for any and all risks of every description connected with the WORK.

     35.2 Down Payment. Within ten (10) days of the execution of this CONTRACT, and subject to the provisions of Section 35.5 (RETAINAGE) hereof, NATIONAL shall make a down payment in the amount of ten percent (10%) of the CONTRACT PRICE - CONSTRUCTION COMPONENT and five percent (5%) of the CONTRACT PRICE - EQUIPMENT COMPONENT to CONTRACTOR.

     35.3  Payment Terms.

     (i) Attached hereto as Exhibit Q is a Payment Milestone Schedule, which correlates the engineering, design, EQUIPMENT supply and commissioning components of the WORK with an appropriate percentage of the CONTRACT PRICE, and also sets forth the dates on which each of the milestone events are to be completed. Promptly following the end of each calendar month, CONTRACTOR shall certify to NATIONAL, by executing and delivering a status report, in such form and substance as is reasonably specified by NATIONAL, whether or not (A) the milestone events on the Payment Milestone Schedule for that month were accomplished; and (B) the progress of the WORK is in compliance with the CONTRACT Schedule, and shall provide along with such certification appropriate supporting documentation. Notwithstanding anything to the contrary set forth in the Payment Milestone Schedule, CONTRACTOR shall not invoice NATIONAL, and NATIONAL shall not be obligated to pay, for milestones achieved more than one month ahead of the projected completion date therefor set forth in the Payment Milestone Schedule.

     (ii) Those aspects of the WORK for which payment is not governed pursuant to either Section 35.2 or subsection (i) above (e.g., construction components of the WORK) shall be paid for via progress payments in the manner set forth in
Section 35.4(ii) below. Attached hereto as Exhibit R is a Construction Estimate which sets forth estimated total quantities to be used during the construction components of the WORK and breaks the construction component into subcategories for the WORK. CONTRACTOR shall update the information contained on Exhibit R (THE CONSTRUCTION ESTIMATE) from time to time by providing written notice thereof to NATIONAL. Promptly following the end of each calendar month in which construction components of the WORK are being performed, CONTRACTOR shall provide NATIONAL with a status report, in such form and substance as is reasonably specified by NATIONAL and in accordance with the PROGRESS EVALUATION/PROCEDURE, setting forth the progress of construction activities detailed in the then-applicable version of Exhibit R (THE CONSTRUCTION ESTIMATE).

     35.4  Partial Payments.

     (i) For those aspects of the WORK covered by Section 35.3(i) hereof, NATIONAL shall make partial payments of the CONTRACT PRICE as WORK progresses as follows: in the event that NATIONAL agrees that CONTRACTOR has met all of the milestone events shown on the Payment Milestone Schedule which are then required to have been met and that the progress of this WORK is on schedule as of a date when payment is due under the Payment Milestone Schedule, then NATIONAL shall on or before the twenty-fifth (25th) day of the month following the month in which NATIONAL receives the certification referred to in Section 35.3(i) hereof, make the progress payment called for under the Payment Milestone Schedule (minus retainage as set forth in Section 35.5 below). In the event that NATIONAL reasonably determines that CONTRACTOR has failed to accomplish any required milestone event and/or that the progress of the WORK with respect to a particular milestone is not on schedule as of a date when payment is due under the Payment Milestone Schedule, then NATIONAL shall be entitled to withhold making such payment of that portion of the CONTRACT PRICE attributable to that milestone until NATIONAL is reasonably satisfied that the required milestone event has been accomplished and that the WORK scheduled to be completed with respect to that milestone as of that payment date has in fact been satisfactorily completed. Upon satisfaction of such requirements by CONTRACTOR, the withheld payment shall be made.

     (ii) For those aspects of the WORK covered by Section 35.3(ii) hereof, NATIONAL shall make partial payments of the CONTRACT PRICE as WORK progresses as follows: CONTRACTOR shall present to NATIONAL an itemized invoice for all charges payable under Section 35.3(ii) (together with appropriate backup documentation) at the end of each calendar month while WORK is being performed. CONTRACTOR'S invoice shall include on its face such information as NATIONAL shall reasonably require and shall be cross-referenced to the appropriate portions of the then-applicable version of Exhibit R (THE CONSTRUCTION ESTIMATE). In the event that NATIONAL reasonably determines that CONTRACTOR's WORK is behind schedule (as compared to the then-applicable version of Exhibit R - THE CONSTRUCTION ESTIMATE) as of a date when payment is due under this subsection, then NATIONAL shall be entitled to withhold making such payment (but only to the extent applicable to those portions of the WORK that are behind schedule) until NATIONAL is reasonably satisfied that those portions of the WORK are back on schedule Approved progress payment invoices shall be paid (minus retainage as set forth in Section 35.5 below) on or before the twenty-fifth
(25th) day of the month following the month in which NATIONAL receives the CONTRACTOR's invoice.

     35.5  Retainage.

     (i) All payments of the CONTRACT PRICE - CONSTRUCTION COMPONENT - CIVIL AND BUILDING to be made by NATIONAL to CONTRACTOR hereunder shall be subject to withholding of retainage of ten percent (10%) of the applicable payment. If CONTRACTOR has fully performed those of its obligations hereunder due at such time, retained amounts with respect to the CONTRACT PRICE - CONSTRUCTION COMPONENT - CIVIL AND BUILDING shall be paid by NATIONAL to CONTRACTOR no later than ten (10) days after NATIONAL reasonably determines that the completion of the Civil and Building portions of the construction component of the WORK has occurred, as described in Exhibit R; provided, however, that as a condition precedent to the payment of such retainage, (A) CONTRACTOR shall have delivered to NATIONAL all required lien waivers as of the date of the paydown, and (B) CONTRACTOR shall have provided to NATIONAL an irrevocable letter of credit ("L/C") in an amount equal to ten percent (10%) of the CONTRACT PRICE -CONSTRUCTION COMPONENT - CIVIL AND BUILDING in form and substance reasonably satisfactory to NATIONAL and CONTRACTOR to secure CONTRACTOR'S performance and, if applicable, payment obligations hereunder.

     (ii) All payments of the CONTRACT PRICE - CONSTRUCTION COMPONENT - EQUIPMENT INSTALLATION to be made by NATIONAL to CONTRACTOR hereunder shall be subject to withholding of retainage of ten percent (10%) of the applicable payment. If CONTRACTOR has fully performed those of its obligations hereunder due at such time, retained amounts with respect to the CONTRACT PRICE - CONSTRUCTION COMPONENT - EQUIPMENT INSTALLATION shall be paid by NATIONAL to CONTRACTOR no later than ten (10) days after the issuance of the Installation Completion Certificate; provided, however, that as a condition precedent to the payment of such retainage, (A) CONTRACTOR shall have delivered to NATIONAL all required lien waivers as of the date of the paydown, and (B) CONTRACTOR shall have provided to NATIONAL an additional L/C in an amount equal to ten percent (10%) of the CONTRACT PRICE - CONSTRUCTION COMPONENT - EQUIPMENT INSTALLATION in form and substance reasonably satisfactory to NATIONAL and CONTRACTOR to secure CONTRACTOR's performance and, if applicable, payment obligations hereunder.

     (iii) Each of the L/Cs described in clauses (i) and (ii) above shall be issued by a bank with offices in the United States with a rating of A or better from Moody's or Standard & Poor's, or otherwise acceptable to NATIONAL, and such L/C shall contain provisions consistent with this Section 35.5 (iii). Each of the L/Cs shall remain in effect until the issuance (or deemed issuance) of the Certificate of Substantial Completion by NATIONAL. Each of the L/Cs may be drawn down by sight drafts, one or more times, upon presentation of a sworn statement by an officer of NATIONAL stating that CONTRACTOR has failed to perform its obligations or pay sums due hereunder; provided, however, that NATIONAL shall not draw down on either of the L/Cs until after the giving of such notices and the expiration of such cure periods as are required under
Section 41 (TERMINATION) hereof.

     (iv) All payments of the CONTRACT PRICE - EQUIPMENT COMPONENT to be made by NATIONAL to CONTRACTOR hereunder shall be subject to withholding of retainage of five percent (5%) of the applicable payment. If CONTRACTOR has fully performed those of its obligations hereunder due at such time, retained amounts with respect to the CONTRACT PRICE - EQUIPMENT COMPONENT shall be paid by NATIONAL to CONTRACTOR in accordance with the following schedule: (A) fifty percent (50%) of the then retained amounts, no later than ten (10) days after the issuance (or deemed issuance) of the Provisional Acceptance Certificate, and (B) the remainder of the then retained amounts no later than ten (10) days after the issuance (or deemed issuance) of the Certificate of Substantial Completion; provided, however, that a condition precedent to the release of any retainage hereunder shall be the delivery by CONTRACTOR to NATIONAL of all required lien waivers as of the date of the paydown.

CONTRACTOR understands and agrees that, notwithstanding the issuance or deemed issuance of the Certificate of Substantial Completion, NATIONAL shall be entitled to hold back such amounts of retainage under this Section 35.5(iv) as NATIONAL, in its reasonable discretion, determines is necessary to ensure the satisfactory completion of all "punch list" items and satisfaction of any other obligations for which CONTRACTOR is responsible pursuant to Section 15.1(vi) hereof; provided, however, that such hold back shall not exceed an amount equal to twice the value of the "punch list" items and unfulfilled obligations.

     (v) Payments of the CONTRACT PRICE - COMMISSIONING COMPONENT shall not be subject to withholding for retainage.

     35.6 Payment of Remaining Amounts Due. Payment of all remaining amounts of the CONTRACT PRICE due CONTRACTOR (less the hold back for "punch list" items and other items referred to in Section 35.5 above) shall be made by NATIONAL within thirty (30) days of the issuance (or deemed issuance) by NATIONAL of the Certificate of Substantial Completion referred to in Section 15 (ACCEPTANCE OF THE WORK) hereof. Any remaining hold back portions of the CONTRACT PRICE shall be paid upon issuance of the Certificate of Final Completion.

     35.7 Payments Subject to Being Withheld. Payments otherwise due may be withheld by NATIONAL in amounts reasonably related to the extent of defective WORK not remedied, claims filed, or reasonable evidence indicating the probability of filing of claims, overcharges or duplication of charges, failure of CONTRACTOR to make proper payment to SUBCONTRACTORS or for materials or labor, or the existence of a reasonable doubt that the CONTRACT can be completed for the balance then unpaid. If the foregoing causes are removed, the withheld payments shall promptly be made. If said causes are not removed after written notice to CONTRACTOR, NATIONAL may rectify or discharge the same at CONTRACTOR's expense. After final payment is made, CONTRACTOR shall, upon demand by NATIONAL, pay, or reimburse NATIONAL for payments of, any amount that NATIONAL may be obliged to pay in discharging any lien or claim relating to the WORK for which CONTRACTOR is responsible pursuant to Section 20 (LIENS AND CLAIMS) hereof and affecting title to the WORK or NATIONAL's other property.

     35.8 Payment Not Acceptance. No payment by NATIONAL hereunder shall be construed as acceptance or approval of WORK hereunder.

     35.9 Method of Payment. All payments to be made by NATIONAL to CONTRACTOR hereunder shall be made by wire transfer to a United States bank account or accounts to be designated in writing by CONTRACTOR to NATIONAL. Each party shall bear the charges and costs assessed by its own respective bank with respect to such wire transfer.

     35.10 Interest on Late Payments. Late payments of sums due either party shall bear interest at the rate quoted for six-month London Interbank Offered Rates under the caption "Money Rates" in the Wall Street Journal on the date such payment is due plus one-half percent (0.5%) per annum; provided, however, that interest shall not accrue on amounts not paid due to the existence of a good faith dispute between the parties until the date of resolution of such dispute.

36.  TITLE; RISK OF LOSS.

     36.1 Title. Title to the EQUIPMENT and MATERIALS shall vest in NATIONAL upon payment therefor by NATIONAL. Notwithstanding the foregoing, title to any EQUIPMENT and MATERIALS, excluding spares, in excess of the requirements for the WORK shall revert to CONTRACTOR upon the issuance or deemed issuance of the Certificate of Substantial Completion by NATIONAL or at such other time as the parties may mutually agree.

     36.2 Risk of Loss. Risk of loss for the EQUIPMENT AND MATERIALS shall pass from CONTRACTOR to NATIONAL upon HOT RUN COMMENCEMENT, notwithstanding the fact that title to such EQUIPMENT and MATERIALS may have passed to NATIONAL at an earlier date.

     36.3 Construction Equipment. Risk of loss for the CONSTRUCTION EQUIPMENT shall remain at all times with the CONTRACTOR or its SUBCONTRACTOR(S), as applicable.

37.  FORFEITURE OF COMPENSATION FOR FALSELY IDENTIFIED WORK:

     37.1 Compensation Only for PROJECT WORK. CONTRACTOR understands and agrees that it is essential for construction management and financial purposes of NATIONAL that all WORK performed under this CONTRACT be only for the PROJECT and within the SCOPE OF WORK. CONTRACTOR therefore certifies and agrees that all WORK for which CONTRACTOR claims or receives compensation from NATIONAL under this CONTRACT, including, without limitation, all EXTRA WORK, whether such WORK is performed by CONTRACTOR or any SUBCONTRACTOR of any tier, will be performed only on the PROJECT and within the SCOPE OF WORK.

     37.2 Forfeiture of Compensation. If CONTRACTOR claims compensation under this CONTRACT for WORK done by CONTRACTOR or any SUBCONTRACTOR of any tier:

     (i) on another project which may be simultaneously ongoing on NATIONAL's premises, or

     (ii) which is not within the SCOPE OF WORK,

such WORK shall be deemed to be falsely identified by CONTRACTOR and CONTRACTOR agrees to forfeit to NATIONAL any and all compensation and/or claims for compensation for such falsely identified WORK, said forfeited amount being agreed upon liquidated damages due to NATIONAL and not a penalty; provided, however, that this forfeiture provision shall not apply to WORK performed under an Extra Work Authorization issued pursuant to Section 11 (CHANGES) hereof which covers WORK performed on the PROJECT but outside the initial

SCOPE OF WORK if such Extra Work Authorization clearly indicates that the SCOPE OF WORK is being modified by it.

38.  WORKER'S COMPENSATION INSURANCE AND UNEMPLOYMENT INSURANCE:

Notwithstanding any provision herein to the contrary, CONTRACTOR shall be solely liable for the payment of any and all taxes and contributions for worker's compensation, occupational disease, unemployment insurance, old age retirement benefits, pensions and annuities which may now or hereafter be imposed by the United States of America or any state, whether measured by the wages, salaries or other remuneration paid to PERSONS employed by CONTRACTOR or otherwise, for or in connection with the WORK required to be performed hereunder. CONTRACTOR shall comply with all GOVERNMENTAL REQUIREMENTS relating thereto, shall maintain suitable forms, books and records, and agrees to furnish to NATIONAL, upon reasonable advance notice, satisfactory evidence that CONTRACTOR and all SUBCONTRACTORS have complied fully with all the provisions of said GOVERNMENTAL REQUIREMENTS. CONTRACTOR agrees to and does hereby release NATIONAL of and from any and all claims of the CONTRACTOR which may arise under or by virtue of any of such GOVERNMENTAL REQUIREMENTS, and CONTRACTOR further agrees to indemnify, save harmless and defend NATIONAL from and against any and all suits, actions, legal proceedings, claims, demands, damages, costs, expenses and attorneys' fees made or brought against, or incurred by, NATIONAL under or by virtue of said GOVERNMENTAL REQUIREMENTS.

39.  LIMITATION OF LIABILITY.

In no event shall either party hereto be liable to the other party by way of indemnity or by reason of any breach of the CONTRACT or in tort or otherwise, for any indirect, special or consequential damages or losses, including loss of production, lost profits and loss of any contract of the party suffering therefrom.

40.  TAXES:

Unless otherwise agreed in writing, CONTRACTOR shall pay any and all taxes, excises, assessments or other charges of any kind levied by any governmental authority on or because of the WORK or any part thereof including, but not limited to, any such governmental charges of any kind levied on the production, transportation, sale or lease of any equipment, supplies, materials or other property or services of any kind used or transferred in the performance of the WORK. Notwithstanding the foregoing, each party shall be liable for its own income taxes and for its liability for the Michigan Single Business Tax. CONTRACTOR shall save NATIONAL harmless from the payment of any and all such taxes, contributions, penalties, excises, assessments or other governmental charges. CONTRACTOR shall provide NATIONAL with CONTRACTOR's state tax number or registration number in connection with any applicable exemption from sales and use tax or other similar tax for the purchase of machinery and equipment, and CONTRACTOR shall obtain such a number if it does not already have one.

41.  TERMINATION:

     41.1 Termination for Cause. Should CONTRACTOR at any time fail in any respect to prosecute the WORK or any portion thereof with promptness and diligence, or fail in the performance of any of the agreements on its part contained herein, or become bankrupt, insolvent, or unable to pay its debts as they mature, CONTRACTOR shall be in breach of the CONTRACT and, in addition to its other legal remedies, NATIONAL may, after forty-eight (48) hours written notice to CONTRACTOR, provide any such labor or materials and deduct the cost thereof from any money due or thereafter to become due CONTRACTOR under the CONTRACT; and, upon said notice, NATIONAL may also terminate CONTRACTOR's right to proceed with the WORK or such part of the WORK as to which such defaults have occurred or terminate the CONTRACT as a whole. In the event of any such termination, (i) for the purpose of completing the WORK and using, maintaining and repairing the WORK, NATIONAL may enter upon the premises and take possession of all materials, equipment, tools, appliances, and other property thereon belonging to or under the control of CONTRACTOR and may finish the WORK by whatever method it may deem expedient, including the hiring of another contractor or contractors under such form of contract as NATIONAL may deem advisable, (ii) NATIONAL may use (but shall not disclose to third parties unless reasonably necessary to complete the WORK) DRAWINGS, SPECIFICATIONS, trade secrets, proprietary or confidential information and other documents and information previously provided by CONTRACTOR to NATIONAL under the CONTRACT, and (iii) CONTRACTOR agrees to provide to NATIONAL such DRAWINGS, SPECIFICATIONS, trade secrets, proprietary or confidential information and other documents and information then in its possession and not previously provided to NATIONAL, as are reasonably necessary for NATIONAL to complete the WORK, free from any and all patent infringement or other claims by CONTRACTOR or others; provided, however, that for the purpose of clauses (ii) and (iii), NATIONAL agrees to execute, and to cause such other contractors and subcontractors to execute, NATIONAL's standard form of Secrecy Agreement covering any such trade secrets or proprietary or confidential information provided by CONTRACTOR to NATIONAL and CONTRACTOR shall be a third party beneficiary thereof. If the unpaid balance under the CONTRACT is less than the expense to NATIONAL of completing the WORK, compensation for additional managerial and administrative services, and the total amount of such other costs, expenses, losses and damages as NATIONAL may suffer, to the fullest extent allowed by applicable law, CONTRACTOR and its sureties, if any, shall be liable for and shall pay the difference to NATIONAL upon demand. The determination by NATIONAL's auditors of all costs of completion, expenses, losses, damages and other matters described herein shall be final and binding upon the parties. Failure of NATIONAL to exercise any of its rights under this Section 41.1 shall not excuse CONTRACTOR from compliance with the provisions of the CONTRACT or prejudice rights of NATIONAL to recover damages for such default.

     41.2 Termination Without Cause. Should conditions arise which, in the sole discretion of NATIONAL, make it advisable to cease WORK under the CONTRACT, NATIONAL may terminate the CONTRACT without cause by written notice to CONTRACTOR. Such termination shall be effective in the manner specified in said notice and shall be without prejudice to any claims or legal remedies which NATIONAL may have against CONTRACTOR. On receipt of such notice, CONTRACTOR shall, unless the notice directs otherwise, immediately discontinue the WORK and placing of orders for materials, facilities and supplies in connection with the performance of the CONTRACT and shall, if requested, make every reasonable effort to procure cancellation or termination of all existing orders and SUBCONTRACTS upon terms satisfactory to NATIONAL and shall thereafter do only such WORK as may be necessary to preserve and protect WORK already in progress and buildings, material, equipment, supplies and other property at the SITE or in transit thereto.

     Upon such termination by NATIONAL, it is agreed: (i) that all completed or partially completed WORK on the SITE shall be and remain the property of NATIONAL and that NATIONAL may elect, upon written notice to CONTRACTOR, to take title to all other material, equipment and other property on the SITE or located elsewhere and identified to the CONTRACT which CONTRACTOR owns or has the right to acquire; (ii) that CONTRACTOR shall be entitled to pro rata compensation for the portion of WORK already completed and to reimbursement for the net COST to CONTRACTOR of all material, equipment and other property identified to the CONTRACT for which CONTRACTOR has become legally obliged to pay in the course of proper performance of the CONTRACT prior to termination by NATIONAL; and (iii) that all obligations of the CONTRACTOR under the CONTRACT with respect to completed WORK, including but not limited to all performance guarantees and patent rights and indemnities, applicable as of such date shall apply to all WORK completed or substantially completed by CONTRACTOR prior to termination by NATIONAL.

42.  GOVERNMENTAL REQUIREMENTS:

CONTRACTOR represents that CONTRACTOR, its employees and representatives, and all WORK furnished by CONTRACTOR, its employees and representatives hereunder, will comply with all GOVERNMENTAL REQUIREMENTS, including but not limited to the GOVERNMENTAL REQUIREMENTS set forth in the following Sections: 26. OCCUPATIONAL SAFETY AND HEALTH, 27. HAZARDOUS SUBSTANCES AND RIGHT-TO-KNOW, 28. TOXIC SUBSTANCES CONTROL 29. ENVIRONMENTAL REQUIREMENTS, 33. LABOR CONDITIONS, and
38. WORKER'S COMPENSATION INSURANCE AND UNEMPLOYMENT INSURANCE, hereof, subject to the provisions of Section 7.6 (CHANGE IN GOVERNMENTAL REQUIREMENTS) hereof.

Any provisions required to be included in a CONTRACT of this type by any GOVERNMENTAL REQUIREMENTS are deemed to be incorporated herein. CONTRACTOR agrees to cooperate with NATIONAL in connection with the application of any GOVERNMENTAL REQUIREMENTS to NATIONAL, its employees or property and which are related to the WORK.

CONTRACTOR represents and warrants that it and all of its SUBCONTRACTORS working at the SITE are properly authorized and qualified under applicable GOVERNMENTAL REQUIREMENTS to perform the WORK in the State of Michigan.

43.  PERMITS AND INSPECTIONS:

CONTRACTOR shall procure and pay for any and all permits, inspections and other requirements of any governmental board or authority with respect to any part of the WORK except permits or authorizations which NATIONAL elects to procure. CONTRACTOR shall furnish any bonds, security or deposits required to permit performance of the WORK or any part thereof.

44.  NOTICES:

Any notices permitted or required hereunder, unless otherwise provided in the CONTRACT, shall be in writing and shall be given by personal delivery, by certified mail, return receipt requested, or by telefax, telecopy or similar electronic medium to the addresses set forth below. Any such notice shall be effective upon receipt. In the case of CONTRACTOR any such notice may be served personally on the resident manager or superintendent of CONTRACTOR at the SITE.

If to NATIONAL:                                   If to CONTRACTOR:

NATIONAL STEEL CORPORATION                        NKK STEEL ENGINEERING, INC.
Great Lakes Division                              910 Sheraton Drive, Suite 400
No. 1 Quality Drive                               Mars, PA 16046-9414
Ecorse, MI 48229                                  ATTN:   Mr. Yasuo Ise
ATTN:     R. Gallagher                                 ------------------------
     ---------------------                        Telecopy:   (724) 772-3836
Telecopy:   (313) 297-2288                                 --------------------
         -----------------

For any notices given pursuant to Article 16 hereof, a copy shall be sent to:

NATIONAL STEEL CORPORATION
4100 Edison Lakes Parkway
Mishawaka, IN 46545
ATTN:      General Counsel
     ---------------------
Telecopy:   (219) 273-7609
         -----------------

45.  NON-ASSIGNMENT:


Neither party shall assign the CONTRACT or any part thereof or assign any monies to become due hereunder, without first obtaining written consent of the other party. An assigning party shall not be relieved of any responsibility or obligation under the CONTRACT by assigning any portion thereof.

46.  COST AUDIT:

     46.1  Right to Audit Cost Charges.  All RECORDS (as defined below in
Section 46.2) of CONTRACTOR shall be open to inspection, audit and copying (hereinafter a "COST AUDIT") by NATIONAL at reasonable times and places to permit evaluation and verification of any charge of CONTRACTOR or of any SUBCONTRACTOR that is determined by or based upon COST, it being understood, however, that such right to inspect, audit and copy shall not apply with respect to elements of this CONTRACT for which CONTRACTOR is being paid or reimbursed solely on a "lump sum" basis.

     46.2 RECORDS Subject to Inspection and COST AUDIT by NATIONAL. For purposes of this Section 46, the term "RECORDS" subject to COST AUDIT shall include but not be limited to any and all writings, data and other sources of information of every kind and character, including, without limitation, the documents described in Section 46.4 below and all other documents, records, books, papers, subscriptions, recordings, agreements, purchase orders, leases, contracts, commitments, arrangements, notes, daily diaries, meeting minutes, superintendent reports, drawings, receipts, cost files and data, written policies and procedures, CONTRACT and SUBCONTRACT files (including proposals of successful and unsuccessful bidders, bid recaps and all other bid documents), original estimates, estimating work sheets, correspondence, Extra Work Authorization and change order files, back charge logs and supporting documentation, general ledger entries detailing cash and trade discounts earned, insurance rebates and dividends, any other supporting evidence deemed necessary by NATIONAL to substantiate charges related to the CONTRACT, and any and all other evidence and sources of information in any form, tangible or intangible, that are relevant to the COST AUDIT. For purposes of this Section 46.2, "NATIONAL" shall include its officers, employees, auditors and designated representatives (including independent auditors).

     46.3 Access to RECORDS. NATIONAL shall give CONTRACTOR reasonable advance notice of its intent to perform a COST AUDIT. NATIONAL shall have access to all of CONTRACTOR's locations and facilities where such relevant RECORDS are located and to all such RECORDS, and shall be provided adequate and appropriate work space in order to perform a COST AUDIT in compliance with this
Section 46. In connection therewith, knowledgeable employees of CONTRACTOR shall be available for interviews by NATIONAL. NATIONAL shall be afforded access to all of the relevant CONTRACTOR's RECORDS pursuant to the provisions of this Section 46 throughout the term of the CONTRACT and for a period of four (4) years after final payment or longer if required by law or any GOVERNMENTAL REQUIREMENTS, such RECORDS to be kept in a readily accessible and organized manner during all such times.

     46.4 CONTRACTOR's Obligation to Furnish Specific Documents. In addition to and not in limitation of any other provision of this Section 46, in all cases where any charge, or portion thereof, of CONTRACTOR or of any SUBCONTRACTOR is subject to a COST AUDIT, CONTRACTOR shall furnish to NATIONAL with progress billings and all documents related thereto, including but not limited to the following:

     (i) Labor Related Documents - Daily force and time reports, weekly payroll records of wages, records and reports of payroll taxes, insurances, and fringe benefits (by individuals, and in summary);

     (ii) Materials Related Documents - Vendor invoices and credits, purchase requisitions, purchase orders and amendments, receiving reports (properly acknowledged and authenticated) and SUBCONTRACTOR invoices, with supporting documents; and

     (iii) Equipment Related Documents - Agreements with lessors, lessor invoices, CONTRACTOR's own rental rate schedule and daily equipment usage reports for both rented or owned equipment.

     46.5 Withholding of Payments by NATIONAL. CONTRACTOR must comply with all the documentation requirements of Sections 46.3 and 46.4 above or NATIONAL may withhold payment until said requirements are met.

     46.6 Reimbursement of COST AUDIT Costs. If a COST AUDIT in accordance with this Section 46 discloses overcharges of any nature by the CONTRACTOR to NATIONAL in excess of two percent (2%) of the total CONTRACT billings reviewed, the actual cost of NATIONAL's COST AUDIT relating to such overcharge or charges, including the discovery thereof, shall be reimbursed to NATIONAL by the CONTRACTOR. Any adjustments and/or payments which must be made as a result of any such COST AUDIT of the CONTRACTOR's RECORDS shall be made within a reasonable amount of time (not to exceed thirty (30) days) from presentation of NATIONAL's findings to CONTRACTOR.

     46.7    Inclusion of COST AUDIT Rights in SUBCONTRACTS.  The provisions of
Section 46 shall be inserted in all SUBCONTRACTS in accordance with Section 4.2, in order to ensure that NATIONAL shall have the right to conduct a COST AUDIT with respect to any charge or portion thereof of a SUBCONTRACTOR that is determined by or based upon COST.

47.  WAIVER OR INVALIDITY:

It is mutually understood and agreed that any failure by NATIONAL at any time, or from time to time, to enforce or require the strict keeping and performance by CONTRACTOR of any of the provisions of the CONTRACT shall not constitute a waiver by NATIONAL of such provisions, and shall not affect or impair such provisions in any way, or the right of NATIONAL at any time to avail itself of such remedies as it may have for any breach or breaches of such provisions. The waiver, illegality, invalidity, breaches of such provision and/or unenforceability of any provision appearing in the CONTRACT DOCUMENTS shall not affect the validity of the CONTRACT as a whole or the validity of any other provisions therein.

48.  CONTRACT INCLUDES ENTIRE AGREEMENT:

The CONTRACT embodies the entire agreement between NATIONAL and CONTRACTOR. CONTRACTOR represents that in entering into the CONTRACT it does not rely on any previous or contemporaneous written, oral, implied, or other representation, inducement or understanding of any kind whatsoever. The CONTRACT may not be amended except by a writing signed by both parties, or a written change order or Extra Work Authorization signed by NATIONAL. Except to the extent expressly provided herein, none of CONTRACTOR's proposals, bid documents, correspondence or other written materials provided to NATIONAL by CONTRACTOR shall constitute any part of the parties' agreement hereunder. In no event shall any preprinted terms or conditions found in NATIONAL's or CONTRACTOR's or any SUBCONTRACTOR's or material or equipment supplier's purchase order, acknowledgment or work order be considered to be part of this CONTRACT or to otherwise be binding upon any party hereto.

49.  APPLICABLE LAWS:

Except as otherwise specifically provided for in the CONTRACT, the CONTRACT and the rights of the parties under the CONTRACT shall be governed by and construed and enforced in accordance with the laws of the State of Michigan without regard to its conflicts of laws provisions. The parties hereby consent to the exclusive jurisdiction of the county courts of Wayne County, Michigan, and federal district court for the United States District Court for the Eastern District of Michigan in connection with any dispute, claim or litigation arising out of the WORK or this CONTRACT, and the parties hereby waive any objection to personal jurisdiction in such courts. The parties agree that the mailing to the last known address of the respective parties of any process by certified mail, return receipt requested, shall constitute lawful and valid source of process.

50.  COMMUNICATIONS WITH REGULATORY AUTHORITIES:

CONTRACTOR shall not communicate directly or indirectly with any governmental or regulatory authorities except to the extent expressly authorized by NATIONAL in writing. To the extent that CONTRACTOR deems any such communications necessary or appropriate to the performance of the WORK, CONTRACTOR shall so notify NATIONAL and NATIONAL shall make such arrangements as are appropriate.

51.  CONFIDENTIALITY:

Each party shall retain as confidential and shall not disclose to third parties the specific proprietary information (herein called "CONFIDENTIAL INFORMATION") furnished to it by the other party identified on Exhibit U (CONFIDENTIAL INFORMATION) attached hereto and made a part hereof. Notwithstanding the above, CONTRACTOR may furnish to its SUBCONTRACTORS such CONFIDENTIAL INFORMATION that CONTRACTOR receives from NATIONAL to the extent required for the SUBCONTRACTORS to perform their respective portions of the WORK, so long as CONTRACTOR obtains from such SUBCONTRACTORS an undertaking of confidentiality substantially similar to that imposed on CONTRACTOR hereunder. In the event that either party becomes legally compelled to disclose CONFIDENTIAL INFORMATION of the other party, it will provide the other party with prompt written notice prior to disclosure in sufficient time to allow such party to seek a protective order or other appropriate remedy to protect the confidentiality of such information. The confidentiality obligations set forth herein shall not apply to information which (i) enters the public domain through no fault of the receiving party, or (ii) can be proven to have been in the possession of the receiving party at the time of disclosure and which was not previously obtained, directly or indirectly, from the other party hereto; or (iii) otherwise becomes lawfully available to the receiving party from a third party under no obligation of confidentiality.

52.  DISPUTE RESOLUTION:

Except as provided herein, no civil action with respect to any dispute, claim or controversy arising out of or relating to the CONTRACT may be commenced until the matter has been submitted to JAMS/ENDISPUTE, or its successor, for non-binding mediation. Either party may commence mediation by providing to JAMS/ENDISPUTE and the other party a written request for mediation, setting forth the subject of the dispute and the relief requested. The parties will cooperate with JAMS/ENDISPUTE and with one another in selecting a mediator from JAMS/ENDISPUTE's panel of neutrals, and in scheduling the mediation proceedings. The parties covenant that they will participate in the mediation in good faith, and that they will share equally in its costs. All offers, promises, conduct and statements, whether oral or written, made in the course of the mediation by any of the parties, their agents, employees, experts and attorneys, and by the mediator and any JAMS/ENDISPUTE employees, are confidential, privileged and inadmissible for any purpose, including impeachment, in any litigation or other proceeding involving the parties; provided, however, that evidence that is otherwise admissible or discoverable shall not be rendered inadmissible or non-discoverable as a result of its use in the mediation. Either party may seek equitable relief prior to the mediation to preserve the status quo pending the completion of that process. Additionally, either party may seek equitable or other relief in the event of an emergency situation which presents a danger to human health, safety or the property of such party or third parties. Except for such an action to obtain equitable or other relief, neither party may commence a civil action with respect to matters submitted to mediation until after completion of the initial mediation session, or 45 days after the date of filing the written request for mediation, whichever occurs first. Mediation may continue after the commencement of a civil action, if the parties so desire. The provisions of this Section 52 may be enforced by any court of competent jurisdiction, and the party seeking enforcement shall be entitled to an award of all costs, fees and expenses including attorneys' fees, to be paid by the party against whom enforcement is ordered.

53.  RECORDS RETENTION:

CONTRACTOR shall retain, for a period of three (3) years after the issuance (or deemed issuance) of the Certificate of Substantial Completion at no additional cost to NATIONAL, and shall make available to NATIONAL and its designees upon request, copies of all documents generated as a result of or in connection with the performance of WORK hereunder.

54.  SURVIVAL:

Any provision setting forth an obligation or duty of CONTRACTOR which by its very nature is not expected to or cannot or may not be performed during the actual life of this CONTRACT (including, without limitation, CONTRACTOR's obligations with respect to warranties, indemnity and insurance) shall be deemed to survive suspension, expiration, termination, completion or cancellation of the CONTRACT for a period of three (3) years, except for the provisions of
Section 20 (LIENS AND CLAIMS), Section 21 (PATENT RIGHTS AND INDEMNIFICATION; OWNERSHIP OF DRAWINGS), Section 22 (RIGHT TO USE COMPUTER SOFTWARE AND INDEMNIFICATION), Section 25.3 (HEALTH AND SAFETY PLAN), Section 26 (OCCUPATIONAL SAFETY AND HEALTH), Section 27 (HAZARDOUS SUBSTANCES AND RIGHT-TO-
KNOW), Section 28 (TOXIC SUBSTANCES CONTROL), Section 29 (ENVIRONMENTAL REQUIREMENTS), Section 30 (INDEMNITY BY CONTRACTOR), Section 32 (FIRST AID AND MEDICAL FACILITIES), Section 37 (FORFEITURE OF COMPENSATION FOR FALSELY IDENTIFIED WORK), Section 40 (TAXES), Section 42 (GOVERNMENTAL REQUIREMENTS) and
Section 51 (CONFIDENTIALITY), which shall survive indefinitely.

55.  CUMULATIVE REMEDIES:

The rights and remedies of NATIONAL under this CONTRACT are cumulative and not exclusive of any rights or remedies which NATIONAL might otherwise have.

56.  CAPTIONS:

The captions at the beginning of each of the sections and subsections herein are for reference purposes only and are of no legal force and effect.

57.  NKK CORPORATION GUARANTEE:

Simultaneously with the execution of this CONTRACT, CONTRACTOR shall cause NKK Corporation, the parent corporation of CONTRACTOR's parent corporation, to execute and deliver the form of guarantee attached hereto as Exhibit V (THE GUARANTEE).

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     The parties hereto, intending to be legally bound, have executed this CONTRACT by their duly authorized representatives.


NATIONAL STEEL CORPORATION,                 CONTRACTOR:
GREAT LAKES DIVISION:

By:  /s/Joseph R. Dudak                     By: /s/ Masayuki Ueta
     ------------------                         -----------------

Title: V.P. Strategic Sourcing              Title: Chairman & CEO
       -----------------------                     --------------

Date: October 23, 1998                      Date: October 23, 1998
      ----------------                            ----------------


                                       CONTRACTOR's State Tax or
                                       Registration No.is:___________________